===============================================================================





                        BALLY'S PARK PLACE FUNDING, INC.
                           (a Delaware corporation),
                                                                     as Obligor,

                            BALLY'S PARK PLACE, INC.
                           (a Delaware corporation),
                                                                   as Guarantor,

                            BALLY'S PARK PLACE, INC.
                          (a New Jersey corporation),

                         BALLY'S PARK PLACE REALTY CO.
                           (a New Jersey corporation)

                                      and

                        FIRST BANK NATIONAL ASSOCIATION,
                                                                   as Trustee


                          ____________________________


                                   INDENTURE

                           Dated as of March 8, 1994

                          ____________________________

                          9-1/4% First Mortgage Notes

                                    due 2004



================================================================================

               Reconciliation and tie between Trust Indenture Act
               of 1939 and Indenture dated as of          , 1994*
               --------------------------------------------------


Trust Indenture                                            Indenture
  Act Section                                               Section
- ---------------                                            ---------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . .  608
            (a)(2)  . . . . . . . . . . . . . . . . . . .  608
            (b)     . . . . . . . . . . . . . . . . . . .  607, 609
Section  312(c)     . . . . . . . . . . . . . . . . . . .  701
Section  314(a)     . . . . . . . . . . . . . . . . . . .  703
            (a)(4)  . . . . . . . . . . . . . . . . . . . 1018
            (b)     . . . . . . . . . . . . . . . . . . . 1202
            (c)(1)  . . . . . . . . . . . . . . . . . . .  103, 1204
            (c)(2)  . . . . . . . . . . . . . . . . . . .  103, 1204
            (d)     . . . . . . . . . . . . . . . . . . . 1204
            (e)     . . . . . . . . . . . . . . . . . . .  103
Section  315(b)     . . . . . . . . . . . . . . . . . . .  601
Section  316(a)(last
             sentence). . . . . . . . . . . . . . . . . .  101 ("Outstanding")
            (a)(1)(A) . . . . . . . . . . . . . . . . . .  502, 512
            (a)(1)(B) . . . . . . . . . . . . . . . . . .  513
            (b)       . . . . . . . . . . . . . . . . . .  508
            (c)       . . . . . . . . . . . . . . . . . .  105
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . .  503
            (a)(2)  . . . . . . . . . . . . . . . . . . .  504
Section  318(a)     . . . . . . . . . . . . . . . . . . .  108



- ---------------

*  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . .    1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . .    1


                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Acquired Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     A.L.T.A.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Appraised Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Assignment of Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Average Life to Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Bally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Capital Lease Obligation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Cash Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Casino Control Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Casino Control Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Casino Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Casino Hotel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Casino Hotel Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Collateral Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Company Request or Company Order   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Consolidated Fixed Charge Coverage
       Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Consolidated Income Tax Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Consolidated Interest Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Consolidated Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

- ---------------
Note:  This table of contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                                                       PAGE
                                                                                                       ----
     Consolidated Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Consolidated Rental Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Credit Facility Mortgage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Current Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Dennis Hotel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Division of Gaming Enforcement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Eligible Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Federal Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Finance Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Gaming License   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Generally Accepted Accounting
       Principles     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     GNAC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Governmental Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Indenture Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Insurance Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Intercorporate Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Intercreditor Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Interest Swap Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Lien   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Material Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Moody's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Mortgage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Net Cash Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Non-Recourse Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Note Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Operating Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                                                     PAGE
                                                                                                     ----
     Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Pari Passu Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Permitted Encumbrances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Permitted Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Permitted Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Predecessor Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Pro Rata Share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Public Equity Offering   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Realty Co.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Redeemable Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Restricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Security and Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Security Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Standard & Poor's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Subsidiary Casino Hotel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Substitute Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Taking   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Tax Sharing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Voting Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Wholly Owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 102.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 103.  Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 104.  Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . .   29
Section 105.  Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 106.  Notices, etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 107.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 108.  Conflict of Any Provision of Indenture
                  with Trust Indenture Act    . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                                                                                       PAGE
                                                                                                       ----
Section 109.  Effect of Headings and Table of
                    Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 110.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 111.  Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 112.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 113.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 114.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 115.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                                                   ARTICLE II

                                                                 SECURITY FORMS

Section 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 202.  Form of Face of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Section 203.  Form of Reverse of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 204.  Form of Trustee's Certificate of
                   Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 205.  Form of Notation Relating to Guaranty . . . . . . . . . . . . . . . . . . . . . . . . .   42


                                                                   ARTICLE III

                                                                 THE SECURITIES

Section 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
Section 302.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 303.  Execution, Authentication, Delivery
                   and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 304.  Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 305.  Registration, Registration of Transfer
                   and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Section 306.  Mutilated, Destroyed, Lost and Stolen
                   Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
Section 307.  Payment of Interest; Interest Rights
                   Preserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 308.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 309.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 310.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52




                                                            ARTICLE IV

                                                    SATISFACTION AND DISCHARGE
                                                                                                               PAGE
                                                                                                               ----
Section 401.  Satisfaction and Discharge of
                   Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
Section 402.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55


                                                             ARTICLE V

                                                             REMEDIES

Section 501.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 502.  Acceleration of Maturity; Rescission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 503.  Collection of Indebtedness and Suits
                   for Enforcement by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Section 504.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
Section 505.  Trustee May Enforce Claims Without
                   Possession of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 506.  Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Section 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Section 508.  Unconditional Right of Holders to
                   Receive Principal, Premium and
                   Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 509.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 510.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 511.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 512.  Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 514.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 515.  Waiver of Stay, Extension or Usury
                   Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66


                                                            ARTICLE VI

                                                            THE TRUSTEE

Section 601.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 602.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 603.  Not Responsible for Recitals or
                   Issuance of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Section 604.  May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 605.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

                                                                                                             PAGE
                                                                                                             ----
Section 606.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 607.  Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 608.  Corporate Trustee Required;
                   Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 609.  Resignation and Removal; Appointment
                   of Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 610.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 611.  Merger, Conversion, Consolidation or
                   Succession to Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Section 612.  Preferential Collection of Claims
                   Against Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Section 613.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75


                                                            ARTICLE VII

                                                    HOLDERS' LISTS AND REPORTS
                                                      BY TRUSTEE AND COMPANY

Section 701.  Disclosure of Names and Addresses of
                   Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 702.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 703.  Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79


                                                           ARTICLE VIII

                                                CONSOLIDATION, MERGER, CONVEYANCE,
                                                         TRANSFER OR LEASE

Section 801.  Company May Consolidate, etc., Only on
                   Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
Section 802.  Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81


                                                            ARTICLE IX

                                                      SUPPLEMENTAL INDENTURES

Section 901.  Supplemental Indentures Without
                   Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
Section 902.  Supplemental Indentures with Consent
                   of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
Section 903.  Execution of Amendments, Supplements
                   or Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

                                                                                                                  PAGE
                                                                                                                  ----
Section 904.  Effect of Amendments, Supplements or
                   Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
Section 905.  Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
Section 906.  Reference in Securities to Amendments,
                   Supplements or Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84


                                                             ARTICLE X

                                                             COVENANTS

Section 1001.  Payment of Principal, Premium and
                   Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 1002.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 1003.  Money for Security Payments to Be Held
                   in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
Section 1004.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 1005.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 1006.  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
Section 1007.  Limitation on Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
Section 1008.  Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
Section 1009.  Limitation on Transactions with
                   Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
Section 1010.  Limitation on Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
Section 1011.  Limitation on Preferred Stock of
                   Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
Section 1012.  Limitation on Dividends and Other
                   Payment Restrictions Affecting
                   Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
Section 1013.  Ownership of Casino Hotel; Other
                   Businesses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
Section 1014.  Validity of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
Section 1015.  Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
Section 1016.  Limitation on Issuance of Guaranties
                   by Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
Section 1017.  Compliance with Securities Laws upon
                   Purchase of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 1018.  Limitation on Lease of Property as an
                   Entirety   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 1019.  Activities of Finance Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 1020.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
Section 1021.  Statement as to Compliance; Notice of
                   Default; Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
Section 1022.  Waiver of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103



                                                            ARTICLE XI

                                                     REDEMPTION OF SECURITIES
                                                                                                         PAGE
                                                                                                         ----
Section 1101.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 1102.  Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 1103.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 1104.  Selection by Trustee of Securities to
                   Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 1105.  Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
Section 1106.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
Section 1107.  Securities Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  106
Section 1108.  Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
Section 1109.  Redemption Pursuant to the Casino
                   Control Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107


                                                            ARTICLE XII

                                                             SECURITY

Section 1201.  Security Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
Section 1202.  Recording; Opinions of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
Section 1203.  Disposition of Certain Collateral
                   Without Requesting Release   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
Section 1204.  Requesting Release of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
Section 1205.  Substitute Collateral Other Than Cash
                   Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115
Section 1206.  Substitution of Cash Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
Section 1207.  Appraisals of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
Section 1208.  Collateral Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
Section 1209.  Reliance on Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
Section 1210.  Purchaser May Rely   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
Section 1211.  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
Section 1212.  Suits to Protect the Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
Section 1213.  Trustee's Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122


                                                           ARTICLE XIII

                                                            DEFEASANCE

Section 1301.  Defeasance and Discharge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
Section 1302.  Conditions to Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124

                                                                                                                   PAGE
                                                                                                                   ----
Section 1303.  Deposited Money and U.S. Government
                 Obligations to Be Held in Trust;
                 Other Miscellaneous Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
Section 1304.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130


                                                            ARTICLE XIV

                                                             GUARANTY

Section 1401.  Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131
Section 1402.  Execution and Delivery of Company
                 Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132


                                                            ARTICLE XV

                                                         LETTER OF CREDIT

Section 1501.  Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
Section 1502.  Acceptance of the Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
Section 1503.  Notices and Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  134
Section 1504.  Events of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  135
Section 1505.  Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136



TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  137

SIGNATURE AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  137



ACKNOWLEDGMENTS

EXHIBIT A  Form of Mortgage Securing Notes

EXHIBIT B  Form of Assignment of Leases and Rents

EXHIBIT C  Form of Note Pledge Agreement

EXHIBIT D  Form of Intercreditor Agreement

EXHIBIT E  Form of Pari Passu Certificate

EXHIBIT F  Provisions for Letter of Credit

                 Indenture dated as of March 8, 1994, among BALLY'S PARK PLACE FUNDING, INC., a Delaware corporation (the "Finance Company"), BALLY'S PARK PLACE, INC., a Delaware corporation (the "Company"), BALLY'S PARK PLACE, INC., a New Jersey corporation (the "Operating Company"), BALLY'S PARK PLACE REALTY CO., a New Jersey corporation ("Realty Co."), and FIRST BANK NATIONAL ASSOCIATION, a national banking association, trustee (the "Trustee").

                            RECITALS OF THE COMPANY

                 The Finance Company, the Company, the Operating Company and Realty Co. have each duly authorized the creation of an issue of the Finance Company's 9-1/4% First Mortgage Notes due 2004 (the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Finance Company, the Company, the Operating Company and Realty Co. have duly authorized the execution and delivery of this Indenture;

                 This Indenture, upon qualification, shall be subject to and governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

                 All acts and things necessary have been done to make the Securities, when executed by the Finance Company and authenticated and delivered hereunder and duly issued by the Finance Company, the valid, binding and legal obligations of the Finance Company, and to make this Indenture a valid agreement of the Finance Company, the Company, the Operating Company and Realty Co. in accordance with its terms.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                ARTICLE I


            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                Section 101.    DEFINITIONS.

                For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Articles Five and Ten, are defined in those Articles.

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to have been incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above and (iii) any trust in which any such Person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise; and the terms "controlling," "controlled" and "under common control" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

                 "A.L.T.A." means the American Land Title Association.

                 "Appraised Fair Market Value" means, when used in connection with the valuation of any property interest at any given date, the then current fair market value of such property as set forth in the Current Appraisal performed by a qualified and reputable independent appraiser, which appraisal is, in the opinion of the independent appraiser, prepared in accordance with the standards and reporting requirements of the Federal Home Loan Bank Board and the Federal Savings and Loan Insurance Corporation, if then in effect.

                 "Assignment of Leases" means the Assignment of Leases and Rents substantially in the form annexed hereto as Exhibit B and constituting a part hereof for all purposes.

                 "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Bally" means Bally Manufacturing Corporation, a Delaware corporation.

                 "Board of Directors" of any Person means the board of directors of such Person or any duly authorized committee of such board.

                 "Board Resolution" of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and on the date delivered to the Trustee.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

                 "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP.

                 "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Indenture.

                 "Cash Collateral" means U.S. Dollars or U.S. Government Obligations, which is Collateral for the Securities under the Mortgage.

                 "Casino Control Act" means the New Jersey Casino Control Act, as from time to time amended, or any successor provision of law.

                 "Casino Control Commission" means the New Jersey Casino Control Commission or any successor agency appointed pursuant to the Casino Control Act.

                 "Casino Holdings" means Bally's Casino Holdings, Inc., a Delaware corporation.

                 "Casino Hotel" means the casino hotel presently known as Bally's Park Place Casino Hotel located in Atlantic City, New Jersey, the contiguous parking garage and property and any additions thereto or improvements thereof or any casino hotel operated on or forming part of the Collateral.

                 "Casino Hotel Improvements" means the acquisition of, or development and construction of, an addition to or expansion of the existing Casino Hotel facility by the Company and any Restricted Subsidiary in connection with any proposed increase of hotel rooms and expansion of casino floor space, and any addition to or expansion of any gaming, parking, dining, entertainment, retail, promotional, storage, patron services, transportation or similar facilities related thereto, in each case, after the date of the Indenture.

                 "Change in Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Company, the Finance Company, the Operating Company, Realty Co. (other than Casino Holdings, Bally or a subsidiary of Bally or Casino Holdings, of which Bally or Casino Holdings, directly or indirectly, owns a majority of the total voting power of the Voting Stock thereof), Casino Holdings (other than Bally or a subsidiary of Bally, of which Bally, directly or indirectly, owns a majority of the total voting power of the Voting Stock thereof) or Bally; (ii) the Company, the Finance Company, the Operating Company or Realty Co. consolidates or merges with or into another Person or conveys, transfers or leases all or substantially all of its assets to any Person in one transaction or a series of related transactions, or any Person consolidates or merges with or into the Company, the Finance Company, the Operating Company or Realty Co., and in any such event the holders of the Voting Stock of such company immediately prior to such transaction or series of transactions shall beneficially own, directly or indirectly, less than 50% of the Voting Stock of the surviving Person immediately after such transaction or series of transactions; PROVIDED, HOWEVER, that neither the merger or consolidation or sale of assets by any of the Company, the Finance Company, the Operating Company or Realty Co. with or into or to any of the Company, the Finance Company, the Operating Company or Realty Co. nor the liquidation or dissolution of the non-surviving entity or transferor following any such transaction shall be deemed a Change in Control; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any of the Company, the Finance Company, the Operating Company, Realty Co., Casino Holdings or Bally (together with any directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, the Finance Company, the Operating Company, Realty Co., Casino Holdings or Bally, as the case may be, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, the Finance Company, the Operating Company, Realty Co., Casino Holdings or Bally then in office; or (iv) other than as allowed in (ii) above, the Company, the Operating Company, the Finance Company, Realty Co. or Bally is liquidated or dissolved or adopts a plan of liquidation.

                 "Collateral" means the real property, buildings and improvements and other real and personal property described in or from time to time subject to the Mortgage and the Note pledged pursuant to the Note Pledge Agreement.

                 "Collateral Account" means a separate custodial account or accounts maintained by the Trustee pursuant to Section 1208 into which all cash received by the Trustee as Substitute Collateral pursuant to Section 1206, and as Insurance Proceeds pursuant to Articles 6 and 7 of the Mortgage, less any Pro Rata Share to be paid over for the benefit of holders of Pari Passu Mortgages pursuant to Section 1206 and Articles 6 and 7 of the Mortgage, shall be deposited.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Companies" means the Company and the Finance Company.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Finance Company, the Company, the Operating Company or Realty Co. (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; PROVIDED, HOWEVER, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

                 "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and one-third of Consolidated Rental Payments, plus, without duplication, all depreciation, amortization and all other non-cash charges, of the Company and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP to
(b) the sum of (i) Consolidated Interest Expense for such period and (ii) one-third of Consolidated Rental Payments for such period; PROVIDED that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, the Company shall apply, at its option, either the fixed or floating rate for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and

PROVIDED, FURTHER, that in making such computation, the Consolidated Interest Expense attributable to interest on Indebtedness under any revolving credit facility computed on a pro forma basis shall be computed assuming that the amount of Indebtedness thereunder is equal to the weighted average balance during the period for which the computation is being made.

                 "Consolidated Income Tax Expense" means for any period, as applied to any Person and its Restricted Subsidiaries, the provision for federal, state, local or foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

                 "Consolidated Interest Expense" means, for any period, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of the Company and its Restricted Subsidiaries (including, but not limited to, imputed interest on Capital Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense and excluding amortization of other financing fees and expenses) plus, without duplication, all capitalized interest of the Company and its Restricted Subsidiaries for such period and all interest accrued or paid by the Company or any of its Restricted Subsidiaries under any Guaranty of Indebtedness (including a Guaranty of principal, interest or any combination thereof) of any Person for such period, plus any amounts payable as dividends (whether or not paid) on Preferred Stock permitted to be outstanding pursuant to the provisions of Section 1011, in each case determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" of the Company means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding
(i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net income (or loss) of any Unrestricted Subsidiary except to the extent cash dividends or distributions have been made, (v) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (vi) any gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement or instrument, or any judgment, decree, order, statute, rule or governmental regulations (other than those issued by or on behalf of the Casino Control Commission or the Division of Gaming Enforcement or those to which either is a party) applicable to that Restricted Subsidiary or its stockholders.

                 "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its consolidated subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its consolidated subsidiaries determined in accordance with GAAP.

                 "Consolidated Rental Payments" of the Company means, for any period, the aggregate rental obligations of the Company and its Restricted Subsidiaries under operating leases (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP.

                 "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 E. 5th Street, St. Paul, Minnesota 55101; Attention: Corporate Trust Department.

                "corporation" includes corporations, associations, partner-ships, companies and business trusts.

                "Credit Facility" means that Loan Agreement dated as of March 8, 1994 between the Company, the Operating Company, Realty Co., First Fidelity Bank, National Association and Midlantic National Bank.

                "Credit Facility Mortgage" means the mortgage associated with the Credit Facility.

                "Current Appraisal" means the most recent appraisal of the Appraised Fair Market Value of any property that is performed pursuant to
Section 1204 or otherwise.

                "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                "Dennis Hotel" means that portion of the Casino Hotel formerly known as the Dennis Hotel.

                "Division of Gaming Enforcement" means the New Jersey Division of Gaming Enforcement or any successor agency performing the duties thereof.

                "Eligible Bank" shall mean, at any time, a domestic commercial bank that has capital, surplus and undivided profits of at least $300,000,000 in the aggregate and a credit rating (or, if such domestic commercial bank has no credit rating, the holding company of which has a credit rating) on its lowest-rated unsecured public debt security of one of the two highest rating categories used by Moody's or Standard & Poor's or such equivalent ratings by another nationally recognized credit rating agency of similar standing if neither of such corporations is in the business of rating unsecured bank indebtedness.

                "Event of Default" has the meaning specified in Article Five.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                 "Finance Company" means the Person named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Finance Company, the term "Finance Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

                 "Gaming License" means any license, franchise or other authorization required to own, lease, operate or otherwise conduct casino gaming at the Casino Hotel or any Subsidiary Casino Hotel required under the Casino Control Act, the regulations of the Casino Control Commission and other applicable gaming laws.

                 "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time; PROVIDED, HOWEVER, that with respect to the obligations of any Person under Article Eight and Sections 1007 and 1008 and the definitions applicable thereto, "GAAP" means generally accepted accounting principles on the date hereof.

                 "GNAC" means GNAC, CORP.

                 "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official of any thereof, including, without limitation, the Casino Control Commission.

                 "Guarantor" means the Company until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                 "Guaranty" means, as applied to any obligation, (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Indebtedness" means, with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and including any indebtedness issued in exchange for indebtedness for borrowed money), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP consistently applied and letters of credit (or reimbursement obligations related thereto); PROVIDED, HOWEVER, that (a) "Indebtedness" shall not include accounts payable to trade creditors or other indebtedness for goods or services created or assumed in the ordinary course of business and Indebtedness incurred pursuant to the Intercorporate Agreement or Tax Sharing Agreement and (b) Indebtedness shall include only the principal component of any obligations described above. "Indebtedness" shall also include the principal component of any Capital Lease Obligations; the maximum liquidation preference of Redeemable Capital Stock, or Preferred Stock issued pursuant to Sections 1007 and 1011 hereof; obligations secured by a Lien to which any property or asset owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed; and Guaranties of items that would be included within this definition (regardless of whether such items would appear upon such balance sheet); PROVIDED that for purposes of computing Indebtedness outstanding at any time, such items shall be excluded to the extent that they would otherwise be eliminated as intercompany items in consolidation. For purposes of the preceding sentence, the maximum liquidation preference of any Redeemable Capital Stock shall be the greatest amount payable in respect thereof on a liquidation, whether voluntary or involuntary, including accrued and unpaid dividends. Any reference in the Indenture to any Indebtedness shall be deemed to include any renewals, extensions, refundings, amendments and modifications of any such Indebtedness.

                 "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                 "Indenture Obligations" means the obligations of the Company, the Operating Company, the Finance Company and Realty Co. (and any other obligor hereunder or under the Securities) to pay principal of and interest on the Securities when due and payable, whether at Maturity or an Interest Payment Date, by acceleration, call for redemption, acceptance of an offer to purchase on a Change in Control Payment Date or otherwise, and interest on the overdue principal, if any (and premium, if any), of, and (to the extent lawful) interest, if any, on the Securities and all other amounts due or to become due under this Indenture and the Security Documents and to perform all other obligations of the Company, the Operating Company, the Finance Company and Realty Co. to the Trustee and the Holders under this Indenture, the Securities, the Company Guaranty and the Security Documents, according to the terms hereunder and thereunder.

                 "Insurance Proceeds" means Awards as defined in the Mortgage and the Company's interest in and to all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company, the Operating Company or Realty Co. in connection with the conversion of the Property subject to the Security Interests or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property.

                 "Intercorporate Agreement" means the Intercorporate Agreement dated as of June 24, 1993 among Casino Holdings, Bally and the Company.

                 "Intercreditor Agreement" means the Intercreditor Agreement substantially in the form annexed as Exhibit D, with such changes thereto as the Finance Company may reasonably request that would not affect the Trustee's PARI PASSU priority with respect to the Collateral or otherwise impair the rights of the Trustee.

                 "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                 "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount or pursuant to any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement.

                 "Investment" by any Person means, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by, any other Person. Investments shall exclude extensions of credit on commercially reasonable terms in accordance with normal trade practices and past practice.

                 "Letter of Credit" means a standby letter of credit accepted by the Trustee in accordance with Section 1502 and containing in substance, but not necessarily in the same format, the provisions set forth in Exhibit F to this Indenture, and containing no materially contrary terms and no other provisions materially limiting the availability of payment, issued to the Trustee, at the request of the Finance Company, for the benefit of Holders by an Eligible Bank, in an amount as provided for by Section 1205.

                 "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind.

                 "Material Subsidiary" means the Finance Company, the Operating Company, Realty Co. and, at the time of determination, any other Subsidiary of the Company that (a) accounted for more than 15 percent of the consolidated net income of the Company for the most recently completed fiscal year of the Company or (b) was the owner of more than 15 percent of the consolidated assets of the Company as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company for such fiscal year.

                 "Maturity" when used with respect to any Security means the date on which the principal of (and premium, if any) and interest on such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, the Change in Control Payment Date, any Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Mortgage" means the Mortgage and Security Agreement with Assignment of Rents dated as of March 8, 1994 given by the Operating Company, Finance Company and Realty Co., as mortgagors, to the Trustee, as mortgagee, a copy of which is attached hereto as Exhibit A, the Assignment of Leases, and any other security document, to which either of them is a party, which is executed and delivered pursuant to such Mortgage or Assignment of Leases.

                 "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock or warrants, or any issuance or sale of debt securities or Redeemable Capital Stock that have been converted into Capital Stock, or payments made upon exercise thereof, all as referred to in Section 1008, the cash proceeds of such issuance or payment, net of attorneys' fees, accountants' fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale or payment and net of taxes paid or estimated to be payable as a result thereof.

                 "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable or (iii) constitutes the lender and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                 "Note" means the promissory note dated March 8, 1994, made by the Operating Company in the principal amount of $425,000,000 payable to the order of the Finance Company.

                 "Note Pledge Agreement" means the Note Pledge Agreement dated as of March 8, 1994, among the Finance Company and the Trustee, a form of which is attached hereto as Exhibit C, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                 "Officers' Certificate" of any Person means a certificate signed by (i) the Chairman, a Vice Chairman, the President, a Vice President or the Treasurer of such person and (ii) the Secretary or an Assistant Secretary of such Person and delivered to the Trustee; PROVIDED, HOWEVER, that such certificate may be signed by two of the officers or directors listed in clause
(i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

                 "Operating Company" means Bally's Park Place, Inc., a New Jersey corporation, until a successor re-places it pursuant to this Indenture and thereafter means the successor.

                 "Opinion of Counsel" means a written opinion of counsel, who may be internal counsel for the Company, the Finance Company or the Operating Company and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

                 "Outstanding" when used with respect to the Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                          (a)   Securities theretofore cancelled by the Trustee
or delivered to the Trustee for cancellation;

                          (b)   Securities, or portions thereof, for whose
payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, the Finance Company, another Subsidiary of the Company or one of their Affiliates) in trust or set aside and segregated in trust by the Company, the Finance Company or such other Subsidiary (if the Company, the Finance Company or another Subsidiary shall act as Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                          (c)   Securities, except to the extent provided in
Section 1301, with respect to which the Companies, the Operating Company and Realty Co. have effected defeasance as provided in Article Thirteen; and

                          (d)   Securities in exchange for or in lieu of which
other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Companies;

PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company, the Finance Company, the Operating Company or Realty Co., or any other obligor upon the Securities or any Affiliate of the Company, the Finance Company, the Operating Company or Realty Co., or any other obligor upon the Securities or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Finance Company, the Operating Company or Realty Co. or any other obligor upon the Securities or any Affiliate of the Company, the Finance Company, the Operating Company or Realty Co. or such other obligor.

                 "Pari Passu Mortgage" means any Lien on the Collateral which is PARI PASSU to the Lien of the Mortgage and is permitted by clause (ii) of
Section 1010 of this Indenture, provided that the instrument creating such Lien contains substantially the following statement: "Pursuant to the Mortgage and Security Agreement with Assignment of Rents dated as of March 8, 1994 given by the Operating Company and Realty Co., as mortgagors, to First Bank National Association, as mortgagee, the lien created by this instrument ranks pari passu with the lien created by said Mortgage recorded on __________ in Mortgage Book __________at page _____ & c. in the Atlantic County, New Jersey, Clerk's Office."

                 "Paying Agent" means any Person authorized by the Finance Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Finance Company.

                 "Permitted Encumbrances" shall have the meaning provided in the form of Mortgage attached hereto as Exhibit A.

                 "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any Restricted Subsidiary, as the case may be:

                        (i) Indebtedness (including letters of credit) outstanding at any time under any revolving credit facility, or any successor thereto, in an aggregate principal amount not to exceed $50,000,000;

                         (ii) Any Guaranty by a Restricted Subsidiary under subparagraph (i) above;

                        (iii) Indebtedness and obligations under the Securities, including any Guaranty thereof and the Note;

                         (iv) Any Indebtedness and obligations outstanding on the date hereof;

                          (v) Indebtedness of a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary of the Company;

                         (vi) Indebtedness the proceeds of which are used, directly or indirectly, to refinance outstanding Indebtedness of the Company or any Subsidiary in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the principal amount of the Indebtedness so refinanced, plus accrued and unpaid interest with respect to the Indebtedness being refinanced through and to the date of repayment, plus any premium or penalty provided for in the instrument governing such Indebtedness or any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer, defeasance or privately negotiated purchase (or, if the Indebtedness being refinanced was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such refinancing Indebtedness was incurred and any premium or penalty provided for in the instrument governing such Indebtedness or any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase) plus the amount of any fees, costs or expenses the Company incurred in connection with such refinancing; PROVIDED that if the Indebtedness being refinanced is Indebtedness of the Company, such refinancing Indebtedness shall be Indebtedness of the Company, unless such refinancing Indebtedness is used in whole or in part to refinance the entire principal amount of the Notes then outstanding; PROVIDED, FURTHER, that Indebtedness the proceeds of which are used to refinance Indebtedness of the Company that is expressly subordinated in right of payment to the Securities will only be permitted if (x) such Indebtedness is expressly subordinated in right of payment to the Securities at least to the same extent that the Indebtedness to be refinanced is subordinated to the Securities, (y) the Average Life to Stated Maturity of such Indebtedness exceeds the Average Life to Stated Maturity of the Securities, and (z) the final scheduled maturity of such Indebtedness exceeds the final Stated Maturity of the Securities;

                        (vii) Indebtedness under Interest Swap Obligations and other agreements between the Company or a Subsidiary and one or more financial institutions providing for "swap," "cap," "collar" or other interest rate protection;

                       (viii) obligations in respect of performance bonds and surety bonds provided by the Company or any Subsidiary in the ordinary course of business or related to Casino Hotel Improvements and any renewals, extensions or amendments, modifications or supplements thereto;

                         (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instru-
        ment drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

                        (x) Indebtedness pursuant to letters of credit in an amount not to exceed $5,000,000 at any one time; and

                       (xi) additional Indebtedness not to exceed $15,000,000 in the aggregate at any one time.

                "Permitted Investment" means an Investment which consists of any one or more of the following:

                        (i) Investment in a Restricted Subsidiary or another Person which, immediately after such Investment, will be a Wholly Owned Subsidiary, provided in each case that such Subsidiary conducts a business which is substantially identical to any business conducted by the Company or its Restricted Subsidiaries on the date hereof or which is in the business of the development, marketing, ownership or management of casinos or casino hotels and businesses related to the development, ownership, marketing or management of casinos or casino hotels, including the hosting, production or promotion of conventions, sporting events, amusements and other entertainment;

                       (ii)    Investments by Subsidiaries in the Company;

                      (iii) (a) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's on the date of acquisition, (b) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $300,000,000), (c) obligations of, or guaranteed by, the United States government or any agency thereof, (d) repurchase agreements with terms of not more than 30 days with United States commercial banking or other financial institutions (having a combined capital and surplus in excess of $300,000,000) with respect to the types of investments described in subclauses (a), (b) and (c) of this clause (iii), (e) money market funds organized under the laws of the United States or any state thereof that invest substantially all their assets in any of the types of investments described in subclauses (a), (b), (c) and (d) of this clause (iii) or, (f) to the extent not comprehended by subclauses (a) through (e) of this clause
         (iii), temporary investments of cash balances in investments deemed to be cash equivalents under GAAP;

                        (iv) negotiable instruments held for collection except to the extent that they would constitute investments in Affiliates; outstanding travel, moving and other like advances to officers, employees and consultants; lease, utility and other similar deposits; or stock, obligations or securities received in settlement of debts owing to the Company or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each of the foregoing cases in the ordinary course of business of the Company or a Subsidiary, as the case may be, and consistent with past practice;

                         (v) receivables for sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or as otherwise consistent with trade credit terms in common use in the industry;

                        (vi) Investments in Affiliates of the Company in gaming or gaming-related ventures, in an amount not to exceed $25,000,000;

                       (vii) loans to any employee in an amount not to exceed $250,000 for any individual and $1,000,000 for all employees in the aggregate;

                      (viii) Investments in effect on the date of this Indenture;

                        (ix) Investments required under the Casino Control Act; and

                         (x) purchases of Notes by the Operating Company and the Company.

                "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                "Preferred Stock" means, as applied to any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                "Property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

                "Pro Rata Share" means that portion of Substitute Collateral under Section 1206 and Insurance Proceeds under Articles 6 and 7 of the Mortgage (collectively, "Collateral Proceeds") equal to the total amount of such Collateral Proceeds multiplied by a fraction, the denominator of which is the sum of (i) total indebtedness then outstanding under the Securities and
(ii) the total indebtedness then outstanding and secured by any Pari Passu Mortgages covering Collateral which is the subject of a substitution or disposition under Section 1206 or Article 6 or 7 of the Mortgage, and the numerator of which is the total indebtedness then outstanding and secured by any Pari Passu Mortgages covering Collateral which is the subject of a substitution or disposition under Section 1206 or
Article 6 or 7 of the Mortgage.

                 "Public Equity Offering" means an underwritten public offering of Capital Stock of the Company (other than Redeemable Capital Stock) or Casino Holdings pursuant to a registration statement filed with the Commission in accordance with the Securities Act, which public equity offering results in gross cash proceeds to the Company or Casino Holdings, as the case may be, of not less than $30,000,000.

                 "Realty Co." means Bally's Park Place Realty Co., a New Jersey corporation, which owns a parcel of land upon which a part of the Casino Hotel is situated, until a successor replaces it pursuant to this Indenture and thereafter means its successor.

                 "Redeemable Capital Stock" means Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of principal on the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

                 "Redemption Date," when used with respect to any Securities to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                 "Responsible Officer," when used with respect to the Trustee, means the Chairman or any Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, the Secretary, any Assis-tant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

                 "Security" and "Securities" have the meaning set forth in the second paragraph of this Indenture.

                 "Security Documents" means the Mortgage, the Assignment of Leases and the Note Pledge Agreement.

                 "Security Interests" means the Lien on the Collateral created by the Security Documents in favor of the Trustee.

                 "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 307.

                 "Standard & Poor's" means Standard & Poor's Corporation.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Subordinated Indebtedness" means all Indebtedness of the Company that is expressly subordinated in right of payment to any other Indebtedness of the Company.

                 "Subsidiary" means any Person a majority of the total voting power of the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more such Subsidiaries, or by the Company and one or more such Subsidiaries.

                 "Subsidiary Casino Hotel" means any casino hotel owned or controlled directly or indirectly by the Company or any Subsidiary, except the Casino Hotel, including any furniture, furnishing, fixtures, machinery, equipment or supplies or other tangible personal property contained therein and owned directly or indirectly by the Company or any Subsidiary, and any additions thereto or improvements thereof.

                 "Substitute Collateral" means Property that may be substituted for or added to the Collateral in accordance with Article Twelve hereof.

                 "Taking" means any taking by eminent domain, condemnation or otherwise of all or substantially all of the Property subject to the Lien of the Mortgage.

                 "Tax Sharing Agreement" means the tax sharing agreement between Bally and the Company dated June 17, 1993, as amended, PROVIDED, HOWEVER, that any amendments thereto shall not change or alter the substantive provisions thereof.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any newly formed Subsidiary to be an Unrestricted Subsidiary, PROVIDED that such Subsidiary (A) has assets of less than $1,000 at designation, (B) has no Indebtedness other than Non-Recourse Indebtedness and
(C) does not own any equity
securities of any Subsidiary (other than an Unrestricted Subsidiary). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under Section 1007 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; PROVIDED, HOWEVER, that the failure to so file such resolution and/or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

                 "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "Wholly Owned Subsidiary" means any Restricted Subsidiary all of whose outstanding Voting Stock (other than directors' qualifying shares, if any) is owned directly or indirectly by the Company.

                    Section 102.   OTHER DEFINITIONS.

                                                                                  Defined in
         Term                                                                       Section
         ----                                                                      ----------
"Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       105
"Bank"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1502
"Change in Control Payment Date"  . . . . . . . . . . . . . . . . . . . . . . .      1015
"Company Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1401
"covenant defeasance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1301
"defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1301
"Default Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1202
"Defaulted Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       307
"incorporated provision"  . . . . . . . . . . . . . . . . . . . . . . . . . . .       108
"legal defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1301
"Pari Passu Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . .         613

"Restricted Encumbrance"  . . . . . . . . . . . . . . . . . . . . . . .   1010
"Restricted Payments" . . . . . . . . . . . . . . . . . . . . . . . . .   1008
"Security Register" . . . . . . . . . . . . . . . . . . . . . . . . . .    305
"Security Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . .    305
"U.S. Government Obligations" . . . . . . . . . . . . . . . . . . . . .   1302

                   Section 103.    COMPLIANCE CERTIFICATES AND OPINIONS.

                 Upon any application or request by the Companies to the Trustee to take any action under any provision of this Indenture, the Companies shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion (other than the certificates required by Section 1021(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (a)    a statement that each individual signing such
certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                          (b)    a brief statement as to the nature and scope
of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (c)    a statement that, in the opinion of each such
individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d)    a statement as to whether, in the opinion of
each such individual, such condition or covenant has been complied with.

                 Section 104.    FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Companies may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Companies stating that the information with respect to such factual matters is in the possession of the Companies, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Section 105.    ACTS OF HOLDERS.

                          (a)  Any request, demand, authorization, direction,
notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Companies, the Operating Company or Realty Co. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                          (b)    The fact and date of the execution by any
Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.


                          (c)    The ownership of Securities shall be proved by
the Security Register.

                          (d)    If any of the Companies, the Operating Company
or Realty Co. shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, it may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Companies, the Operating Company or Realty Co., as the case may be, shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                 If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; PROVIDED that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                          (e)    Any request, demand, authorization, direction,
notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        Section 106.        NOTICES, ETC., TO TRUSTEE AND COMPANY.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                          (a)    the Trustee by any Holder or the Companies,
the Operating Company or Realty Co. shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department; or

                          (b)    the Companies, the Operating Company or Realty
Co. by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to any of the Companies, the Operating Company or Realty Co., addressed to it at Park Place and the Boardwalk, Atlantic City, New Jersey 08401, Attention: President, or at any other address furnished in writing to the Trustee by the Companies, the Operating Company or Realty Co.

                 Section 107.    NOTICE TO HOLDERS; WAIVER.

                 Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event at his address as it appears in the Security Register not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when deposited for mailing to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                 Section 108. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT.

                 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                 Section 109.    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 110.    SUCCESSORS AND ASSIGNS.

                 All covenants and agreements in this Indenture by the Companies, the Operating Company and Realty Co. shall bind their respective successors and assigns, whether so expressed or not.

                 Section 111.    SEPARABILITY CLAUSE.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 112.    BENEFITS OF INDENTURE.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 Section 113.    GOVERNING LAW.

                 This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                 Section 114.    LEGAL HOLIDAYS.

                 In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307, or any Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premi-um, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 307 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 307 or Maturity, as the case may be, to the next succeeding Business Day.

                 Section 115.    NO RECOURSE AGAINST OTHERS.

                 A director, officer, employee or stockholder, as such, of the Companies shall not have any liability for any obligations of the Companies under the Securities, the Security Documents, the Note or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.


                               ARTICLE ARTICLE II


                                 SECURITY FORMS

                 Section 201.    FORMS GENERALLY.

                 The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                 The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                 Section 202.    FORM OF FACE OF SECURITY.

                        BALLY'S PARK PLACE FUNDING, INC.

                           9-1/4% First Mortgage Note
                                    due 2004

                 No. ______                                             $______

                 BALLY'S PARK PLACE FUNDING, INC., a Delaware corporation (herein called the "Finance Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ____________ Dollars on March 15, 2004, at the office or agency of the Finance Company referred to below, and to pay interest thereon semiannually, on March 15 and September 15 in each year, commencing September 15, 1994. Interest will accrue from March 8, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9-1/4% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest rate at the same interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Finance Company maintained for that purpose in The City of New York, or at such other office or agency of the Finance Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Finance Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Finance Company has caused this instrument to be duly executed under its corporate seal.

         Dated:                            BALLY'S PARK PLACE
                                              FUNDING, INC.


                                        By_____________________________

Attest:


By______________________

                 Section 203.    FORM OF REVERSE OF SECURITY.

                 This security is one of a duly authorized issue of securities of the Finance Company designated as its 9-1/4% First Mortgage Notes due
2004 (herein called the

"Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $425,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 8, 1994, between the Finance Company, BALLY'S PARK PLACE, INC., a Delaware corporation (the "Company"), BALLY'S PARK PLACE, INC., a New Jersey corporation (the "Operating Company"), BALLY'S PARK PLACE REALTY CO., a New Jersey corporation ("Realty Co."), and FIRST BANK NATIONAL ASSOCIATION, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Finance Company, the Company, the Operating Company, Realty Co., the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                 The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000 at any time on or after March 15, 1999, as a whole or in part, at the election of the Finance Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning March 15 of the years indicated below:

                 Year                                               Redemption Price
                 ----                                               ----------------
                 1999                                                        104.5%
                 2000                                                        103.0
                 2001                                                        101.5

and thereafter at 100% of principal amount together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date), all as provided in the Indenture.

                 At any time, or from time to time, on or prior to March 15, 1997, the Finance Company may, at its option, use all or a portion of the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 33-1/3% of the principal amount of the Securities originally issued, at a redemption price equal to 109.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, PROVIDED that immediately following such redemption, at least $100,000,000 principal amount of Securities remain outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Finance Company shall send the redemption notice not later than 60 days after the consummation of such public equity offering.

                 In the event that a Change in Control occurs, the Finance Company shall make an offer to purchase, at the option of each Holder, such Holder's Securities in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

                 In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                 In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Finance Company on this Security upon compliance by the Finance Company with certain conditions set forth therein, which provisions apply to this Security.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Finance Company, the Company, the Operating Company and Realty Co. and the rights of the Holders under the Indenture at any time by the Finance Company, the Company, the Operating Company and Realty Co. and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Finance Company, the Company, the Operating Company and Realty Co. with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                 The Company and the Finance Company are subject to the New Jersey Casino Control Act (the "Casino Control Act"). If the New Jersey Casino Control Commission (the "Casino Control Commission") finds that a Holder or beneficial owner of Securities must be found qualified or suitable to hold or own the Securities under the Casino Control Act, and if such Holder or such beneficial owner does not become so licensed or is not found qualified or suitable, within any time period specified by the Casino Control Commission or the Casino Control Act, the Finance Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Securities within 120 days after receipt of notice by such Holder or beneficial owner of its disqualification under the Casino Control Act (or such different period as may be prescribed by the Casino Control Commission), or (ii) to call for redemption the Securities of such Holder or beneficial owner, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the Casino Control Commission). If such Holder or beneficial owner, having been given the opportunity by the Finance Company to dispose of such Holder's or beneficial owner's Securities, shall have failed to do so within the prescribed time period, the Finance Company shall have the right to redeem such Holder's or beneficial owner's Securities on five days' notice. On any redemption of Securities pursuant to this provision, the Redemption Price shall be the lesser of (i) the market value thereof on the date of such notice of redemption (as determined in good faith by the Board of Directors of the Finance Company) and (ii) the price at which such Holder or beneficial owner acquired the Securities, together with (if permitted by the Casino Control Act or by the orders of the Casino Control Commission) accrued interest to the Redemption Date, unless a Redemption Price or other payment, remuneration or related terms or restrictions are required by the Casino Control Commission, in which event such price, terms and restrictions shall be the Redemption Price and terms of redemption. Each Holder or beneficial owner, by accepting a Security, agrees to the provisions set forth in this paragraph and in the Indenture and agrees to inform the Finance Company upon request of the price at which such Holder or beneficial owner acquired such Securities.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Finance Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                 Payment of principal and interest (including interest on overdue principal and overdue interest) is unconditionally guaranteed by the Company. The Securities are secured by the pledge by the Finance Company of the $425,000,000 Note of the Operating Company and by the Mortgage on the property known as the Bally's Park Place Casino Hotel and the security interest in certain personal property of the Bally's Park Place Casino Hotel granted by Realty Co. and the Operating Company, which own or lease and operate Bally's Park Place Casino Hotel.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Finance Company, upon surrender of this Security for registration of transfer at the office or agency of the

Finance Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Finance Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Finance Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

                 Prior to the time of due presentment of this Security for registration of transfer, the Finance Company, the Trustee and any agent of the Finance Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Finance Company, the Trustee nor any agent shall be affected by notice to the contrary.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

                 Section 204.    FORM OF TRUSTEE'S CERTIFICATE OF
AUTHENTICATION.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities referred to in the within-mentioned Indenture.


                                                  ___________________________,
                                                                   as Trustee


                                                  By _________________________
                                                          Authorized Signatory

                Section 205.    FORM OF NOTATION RELATING TO GUARANTY.

                                    GUARANTY

                 BALLY'S PARK PLACE, INC., a Delaware corporation (hereinafter referred to as the "Company," which term includes any successor person under the Indenture referred to in the Security upon which this notation is endorsed) (capitalized terms herein being used as defined in the Indenture unless otherwise indicated), (i) has unconditionally guaranteed on a senior basis (a) the due and punctual payment of the principal of (premium, if any) and interest on the Securities, whether at Maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and the due and punctual payment of interest on the overdue principal and interest, if any, of the Securities and (b) the due and punctual performance of all other obligations of the Finance Company to the Holders or the Trustee all in accordance with the terms set forth in Article Fourteen of the Indenture, and (ii) in case of any extension of time for payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration or otherwise.

                 No stockholder, officer, director or incorporator, as such, past, present or future, of the Company shall have any personal liability under this Guaranty by reason of his or its status as such stockholder, officer, director or incorporator.

                 This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                        BALLY'S PARK PLACE, INC.


                                        BY____________________________

Attest:


By______________________


                                 ARTICLE III


                                 THE SECURITIES

                       Section 301.    TITLE AND TERMS.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $425,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906, 1015 or 1108.

                 The Securities shall be known and designated as the "9-1/4% First Mortgage Notes due 2004" of the Finance Company. Their Stated Maturity shall be March 15, 2004, and they shall bear interest at the rate of 9-1/4% per annum from March 8, 1994, or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on March 15 and September 15 in each year, commencing September 15, 1994, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

                 The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Finance Company maintained for such purpose in The City of New York, or at such other office or agency of the Finance Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Finance Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                 The Securities shall be redeemable as provided in Article
Eleven.

                 If the Finance Company is served with notice of the disqualification of any Holder under Section 105(d) of the Casino Control Act by the Casino Control Commission, such Holder will be prohibited under Section 105(e) of the Casino Control Act from (a) receiving interest on the Securities held by such Holder, (b) exercising, directly or through any trustee or nominee, any right conferred on such Securities, and (c) receiving any remuneration in any form from the Operating Company for services rendered or otherwise. Notwithstanding the foregoing, the Trustee shall be entitled to exercise all rights with respect to the Securities held by such Holder including, but not limited to, accelerating the Securities. If the Trustee exercises voting rights with respect to such Securities, such votes shall be cast in the same proportion as the votes of the other Outstanding Securities are cast on such issue. A copy of any notice served upon the Finance Company as described above shall be promptly delivered by the Company to the Trustee. Any such notice to the Trustee shall be effective against the Trustee on the Business Day after the receipt thereof.

                 Section 302.    DENOMINATIONS.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 Section 303.    EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                 The Securities shall be executed on behalf of the Finance Company by any two of the following: its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Finance Company shall bind the Finance Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 The Trustee shall (upon Company Order) authenticate and deliver Securities for original issue in an aggregate principal amount of up to $425,000,000.

                 Each Security shall be dated the date of its authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                 In case the Finance Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Finance Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

                 Section 304.    TEMPORARY SECURITIES.

                 Pending the preparation of definitive Securities, the Finance Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Finance Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Finance Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Finance Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                 Section 305.    REGISTRATION, REGISTRATION OF TRANSFER AND
EXCHANGE.

                 The Finance Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Finance Company shall provide for the registration of Securities and of transfers of Securities. Said office or agency is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                 Upon surrender for registration of transfer of any Security at the office or agency of the Finance Company designated pursuant to Section 1002 for such purpose, the Finance Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of a like aggregate principal amount.

                 At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations and of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Finance Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Finance Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Finance Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Finance Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Finance Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 306, 906, 1015 or 1108 not involving any transfer.

                 The Finance Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                Section 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                 If (a) any mutilated Security is surrendered to the Trustee, or (b) the Finance Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Finance Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Finance Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Finance Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Finance Company in its discretion may, instead of issuing a replacement Security, pay such Security.

                 Upon the issuance of any replacement Securities under this
Section 306, the Finance Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every replacement Security issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Finance Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section 306 are exclusive and shall provide (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 Section 307.    PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                 Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted

Interest may be paid by the Finance Company, at its election in each case, as provided in Subsection (a) or (b) below:

                          (a)    The Finance Company may elect to make payment
of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Finance Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Finance Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Finance Company of such Special Record Date. In the name and at the expense of the Finance Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection
(b).

                          (b)    The Finance Company may make payment of any
Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Finance Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 Section 308.    PERSONS DEEMED OWNERS.

                 Prior to the time of due presentment for registration of transfer, the Finance Company, the Trustee and any agent of the Finance Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Finance Company, the Trustee nor any agent of the Finance Company or the Trustee shall be affected by notice to the contrary.

                 Section 309.    CANCELLATION.

                 All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Finance Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Finance Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Finance Company unless by a Company Order the Finance Company shall direct that cancelled Securities be returned to it.

                Section 310.    COMPUTATION OF INTEREST.

                Interest on the Securities shall be computed on the basis of a year of twelve 30-day months.


                                   ARTICLE IV


                           SATISFACTION AND DISCHARGE

                Section 401.    SATISFACTION AND DISCHARGE OF INDENTURE.

                 This Indenture shall, upon Company Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Finance Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                          (a)    either

                                (i)    all Securities theretofore authenticated
       and delivered (other than (1) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (2) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Finance Company and thereafter repaid to the Finance Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                               (ii)    all such Securities not theretofore
       delivered to the Trustee for cancellation

                                           (1)  have become due and payable, or

                                           (2)  will become due and payable at
       their Stated Maturity within one year, or

                                        (3)  are to be called for redemption
         within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Finance Company,

and the Finance Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose cash in U.S. Dollars or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                          (b)    the Finance Company has paid or caused to be
paid all other sums payable hereunder by the Finance Company; and

                          (c)    the Finance Company has delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Companies to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause
(ii) of Subsection (a) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                 The Security Documents shall not be discharged as a result of such irrevocable deposit under subclause (ii) of Subsection (a) of this Section 401 unless the Finance Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, to the effect that (i) the Finance Company has authorization to establish such irrevocable trust in favor of the Trustee for the benefit of the Holders under applicable law and the action in establishing the irrevocable trust has been duly and properly authorized by the Finance Company and such authorization has not been revoked, (ii) the Trustee is an independent trustee with respect to the irrevocable trust, (iii) a valid trust is created at the time of such irrevocable deposit and (iv) the Holders of the Securities will have the sole beneficial ownership interest under applicable law in the money or U.S. Government Obligations so deposited in such trust. The Opinion of Counsel so referred to in this paragraph may contain a qualification that in the event that a court of competent jurisdiction were to determine that the trust funds remained owned by the Finance Company after such deposit, the Holders of the Securities will have a non-avoidable first-priority perfected security interest under applicable law in the money or U.S. Government Obligations so deposited (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, or a customary alternative certificate reasonably acceptable to the Trustee, are accurate, PROVIDED that such solvency letter or certificate is also addressed and delivered to the Trustee).

                 It is the intention of the parties hereto that a valid trust for the benefit of the Holders of the Securities be created at the time that the Finance Company makes the deposit pursuant to this Section 401. The security interest in such deposit that is provided for herein to the Holders of the Securities is intended solely as protection for the Holders of the Securities in the event that a court of competent jurisdiction were to determine either that (i) such trust had not been validly created or (ii) such trust is not enforceable.

                 The Company and the Finance Company shall take any and all acts necessary to create and perfect, in favor of the Holders of the Securities, a first-priority security interest in the money so deposited and shall take any other action and execute and deliver any other documents that may reasonably be requested by the Trustee to effectuate such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made.

                 Notwithstanding the foregoing, prior to the end of the 91-day period following the irrevocable deposit referred to above, none of the obligations of the Company, the Operating Company, the Finance Company or Realty Co. under this Indenture or the Security Documents shall be discharged, unless and until the Finance Company shall have delivered to the Trustee a Current Appraisal as of a date no more than 60 days prior to the date of such irrevocable deposit reflecting the Appraised Fair Market Value of the Collateral as a going concern in an amount not less than 120% of the amount of such irrevocable deposit and an Opinion of Counsel, subject to customary exclusions and exceptions, to the effect that based on such Current Appraisal, the irrevocable deposit will not be subject to avoidance as a preferential transfer under 11 U.S.C. Section 547, as it may be amended from time to time.

                 Section 402.    APPLICATION OF TRUST MONEY.

                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Finance Company, the Company or another Subsidiary acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                   ARTICLE V


                                    REMEDIES

                 Section 501.    EVENTS OF DEFAULT.

                 An "Event of Default" occurs if:

                          (a)    the Finance Company defaults in the payment of
interest on any Security when the same becomes due and payable and such default continues for a period of 30 days; or

                          (b)    the Finance Company defaults in the payment of
the principal of (or premium, if any, on) any Security when the same becomes due and payable, whether at its Stated Maturity, upon redemption, or otherwise; or

                          (c)    any of the Company, the Operating Company, the
Finance Company or Realty Co. default in the performance of, or breach, any covenant or warranty of such company hereunder (other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with elsewhere in this Section) or default in the performance of, or breach, any covenant or warranty of such company in the Security Documents and, in any such case, continuance of such default or breach for the period and after the notice specified below; or

                          (d)    an event or events of default as defined in
any mortgage, bond, indenture, loan agreement or other evidence of Indebtedness
under which there may be issued or by which there may   be secured or evidenced
any Indebtedness of either of the Companies or any Subsidiary in excess of $10,000,000 in the aggregate, which default or defaults extend beyond any period of grace provided with respect thereto and which default or defaults relate to
(i) the obligation to pay the principal of or interest on any such Indebtedness, in either case at the final maturity set forth in the agreement under which such Indebtedness is issued or (ii) any other obligation which shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

                          (e)    final judgments or orders are rendered against
either of the Companies or any Subsidiary which require the payment of money, either individually or in an aggregate amount, that is more than $10,000,000 and (i) an enforcement proceeding with respect thereto has been commenced or
(ii) such judgment or order shall remain unsatisfied or unstayed, by reason of appeal or otherwise, for 60 days; or

                          (f)    a decree or order is entered by a court having
jurisdiction in the premises (i) for relief in respect of either of the Companies or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or

(ii) adjudging either of the Companies or any Material Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Companies or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either of the Companies or any Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

                          (g)    either of the Companies or any Material
Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceeding to be adjudicated as bankrupt or insolvent, or either of the Companies or any Material Subsidiary consents to the entry of a decree or order for relief in respect of either of the Companies or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against either of the Companies or any Material Subsidiary, or either of the Companies or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either of the Companies or any Material Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or becomes insolvent, or is unable to pay debts generally as they come due, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action; or

                          (h)    there is a default in the performance or
breach of any of the provisions of Article Eight or a failure by the Finance Company to provide the notice to

Holders or to make the payments required by Section 1015; or

                        (i) an "Event of Default" under any of the Security Documents occurs; or

                        (j) the revocation, suspension or loss for a period of more than 90 consecutive days of any Gaming License (other than a voluntary relinquishment of a Gaming License by a Subsidiary other than a Subsidiary holding the license to operate the Casino Hotel) under which the Company or any Material Subsidiary owns, leases or operates the Casino Hotel or any Subsidiary Casino Hotel; or

                        (k) the Company Guaranty shall, at any time, cease to be in full force and effect or shall be declared invalid or unenforceable; or either of the Companies shall assert, in any pleading in a court of competent jurisdiction, that such Company Guaranty is invalid or unenforceable.

                 A default under clause (c) is not an Event of Default until the continuance of such default for a period of 30 days after there has been given, by registered or certified mail, to either of the Companies by the Trustee or to either of the Companies and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and stating that such notice is a "Notice of Default" hereunder.

                Section 502.    ACCELERATION OF MATURITY; RESCISSION.

                 If an Event of Default (other than an Event of Default specified in Section 501(f) or 501(g)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Securities then Outstanding, by written notice to the Company and the Finance Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, and upon any such declaration such principal, premium and accrued interest shall become immediately due and payable. If an Event of

Default specified in Section 501(f) or 501(g) occurs and is continuing, the amounts described above shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Finance Company and the Trustee, may annul such declaration if (a) the Finance Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by the declaration of acceleration, have been cured or waived.

                 Section 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                 The Finance Company covenants that if

                          (a)    default is made in the payment of any interest
on any Securities when such interest becomes due and payable and such default continues for a period of 30 days, or

                          (b)    default is made in the payment of the
principal of (or premium, if any, on) any Security at the Maturity thereof, the Finance Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Finance Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Companies or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Companies or any other obligor upon the Securities, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and may enforce any rights or remedies available to it upon an Event of Default under the Security Documents by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including foreclosing upon the Cash Collateral in the Collateral Account.

                 Section 504.    TRUSTEE MAY FILE PROOFS OF CLAIM.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Finance Company, the Operating Company or Realty Co. or any other obligor upon the Securities or the property of either of the Companies or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Companies for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                          (a)    to file and prove a claim for the whole amount
of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                          (b)  to collect and receive any moneys or other
property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 Section 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                 Section 506.  APPLICATION OF MONEY COLLECTED.

                 Any money collected by the Trustee pursuant to this Article or Collateral foreclosed on in the Collateral Account shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
Section 606;

                 SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest; and

                 THIRD:  The balance, if any, to the Finance Company.

                 Notwithstanding the foregoing, if the Trustee forecloses on any real Property comprising the Collateral, it shall pay out the proceeds of such foreclosure in accordance with the provisions of the Mortgage and the Intercreditor Agreement if there are any Pari Passu Mortgages on such real Property.

Section 507.  LIMITATION ON SUITS.

                 No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                          (a)  such Holder has previously given written notice
to the Trustee of a continuing Event of Default;

                          (b)  the Holders of not less than 25% in principal
amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                          (c)  such Holder or Holders have offered to the
Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                          (d)  the Trustee for 60 days after its receipt of
such notice, request and offer of indemnity has failed to institute any such proceeding; and

                          (e)  no direction inconsistent with such written
request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Note or the Security Documents to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Note or the Security Documents except in the manner provided in this Indenture, the Note or the Security Documents and for the equal and ratable benefit of all the Holders.

                 Section 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                 Section 509.  RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Companies, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 Section 510.  RIGHTS AND REMEDIES CUMULATIVE.

                 Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 Section 511.  DELAY OR OMISSION NOT WAIVER.

                 No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 Section 512.  CONTROL BY HOLDERS.

                 The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

                          (a)  such direction shall not be in conflict with any
rule of law or with this Indenture or expose the Trustee to personal liability, and

                          (b)  subject to the provisions of Trust Indenture Act
Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 Section 513.    WAIVER OF PAST DEFAULTS.

                 The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

                          (a)  in the payment of the principal of (or premium,
if any) or interest on any Security, or

                          (b)  in respect of a covenant or provision hereof
which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 Section 514.    UNDERTAKING FOR COSTS.

                 All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, the Note or the Security Documents or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

        Section 515.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

                 The Companies covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantages of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Companies (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VI


                                  THE TRUSTEE

                 Section 601.  NOTICE OF DEFAULTS.

                 Within 90 days after the occurrence of any Default that is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                 Section 602.  CERTAIN RIGHTS OF TRUSTEE.

                 Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                          (a)  the Trustee may rely and shall be protected in
acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document delivered by it to be genuine and to have been signed or presented by the proper party or parties;

                          (b)  any request or direction of either of the
Companies mentioned herein shall be sufficiently evidenced by a Company
Request or Company Order and any resolution of the Board of Directors of either of the Companies may be sufficiently evidenced by a Board Resolution;

                          (c)  whenever in the administration of this Indenture
the Trustee shall deem it desirable that a matter be provided or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                          (d)  the Trustee may consult with counsel and the
written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                          (e)  the Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                          (f)  the Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate (including, without limitation, any certificate or report of the Company provided for in Sections 703 and 1021), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, upon reasonable notice, the books, records and premises of the Companies, personally or by agent or attorney;

                          (g)  the Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                          (h)  no provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                          (i)  the Trustee shall not be liable for any action
it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                 Section 603. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

                          (a)  Prior to the occurrence of an Event of Default
with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred with respect to the Securities, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture in respect of the Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                          (b)  The recitals contained herein and in the
Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Companies, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Finance Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied or to be supplied to the Finance Company are true and accurate, subject to the qualifications set forth therein.

                 Section 604.  MAY HOLD SECURITIES.

                 The Trustee or any Paying Agent, Security Registrar or other agent of the Companies or their Affiliates, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Companies or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                Section 605.  MONEY HELD IN TRUST.

                 Money or U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Finance Company.

                 Section 606.  COMPENSATION AND REIMBURSEMENT.

                 The Companies agree jointly and severally:

                          (a)  to pay to the Trustee from time to time
reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                          (b)  except as otherwise expressly provided herein,
to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                          (c)  to indemnify the Trustee for, and to hold it
harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 As security for the performance of the obligations of the Companies under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.

                 If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 501(f) or (g), the expenses and compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                 Section 607.  CONFLICTING INTERESTS.

                 The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 Section 608.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                 There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office located in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, which shall maintain an office in The City of New York where the Securities may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the Casino Control Act to the extent such requirements are applicable to the Trustee and are consistent with its duties herein; PROVIDED, HOWEVER, that to the extent the provisions of the Casino Control Act conflict with the provisions of the Trust Indenture Act, the Trust Indenture Act shall control; PROVIDED FURTHER, that this Section 608 shall not require the Trustee to assume any duties or obligations which are in addition to those set forth herein.

                Section 609.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                          (a)  No resignation or removal of the Trustee and no
appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

                          (b)  The Trustee may resign at any time by giving
written notice thereof to the Companies. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (c)  The Trustee may be removed at any time by an Act
of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Companies.

                          (d)  If at any time:

                               (i)    the Trustee fails to comply with
            the provisions of Trust Indenture Act Section 310(b), or

                              (ii)    the Trustee shall cease to be
            eligible under Section 608, or

                             (iii)    the Trustee shall become
            incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

                              (iv)    the Casino Control Commission
            determines that the Trustee is required to be licensed or found qualified or suitable and the Trustee does not become so licensed or found qualified or suitable within such period as may be prescribed by the Casino Control Commission, then, in any case, (1) the Finance Company by a Board Resolution may remove the Trustee, or (2), subject to Section 514, the Holder of any Security, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                          (e)  If the Trustee shall resign, be removed or
become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly, upon approval of the Casino Control Commission, appoint a successor Trustee, which Trustee shall be licensed or found qualified or suitable under the Casino Control Act. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company, upon approval of the Casino Control Commission, and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with
Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment within 60 days, the Finance Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (f)  The Finance Company shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 Section 610.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Companies and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; PRO-

VIDED, HOWEVER, that the retiring Trustee shall continue to be entitled to the benefit of Section 606(c). Such retiring Trustee shall, on request of the Finance Company or the successor Trustee, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Finance Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                 Section 611. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                Section 612.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                 If and when the Trustee shall be or become a creditor of the Companies (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Companies (or any such other obligor).

                 Section 613.  FURTHER ASSURANCES.

                 At the request of the Company, the Operating Company, the Finance Company or Realty Co., the Trustee will execute and deliver to any holder of any Pari Passu Mortgage, the Lien of which is evidenced by an instrument containing the Pari Passu statement referred to in the definition of Pari Passu Mortgage in Section 101 hereof, a certificate in the form of Exhibit E hereto (the "Pari Passu Certificate") and such other assurances or instruments all in form recordable in the Atlantic County, New Jersey mortgage records, as the Company, the Operating Company, the Finance Company or Realty Co. may reasonably request to confirm that the Collateral is held for the ratable benefit of the Holders and such holders of any Pari Passu Mortgage. The Trustee shall deliver the Pari Passu Certificate and such other assurances or instruments only upon receipt of, and shall be fully protected in relying upon,
(i) an Opinion of Counsel stating that the execution and delivery of such assurances or other instruments is in compliance with this Section 613 based upon the certificates referred to in clauses (ii) and (iii) below, (ii) an opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee stating that the Indebtedness secured by such Pari Passu Mortgage is within the limitations set forth in Sections 1007 and 1010 and (iii) an Officers' Certificate stating that such Pari Passu Mortgage complies with the provisions of this Indenture, that no Default has occurred and is continuing or would occur as a result of giving effect to such Pari Passu Mortgage and that the holder of such Pari Passu Mortgage has executed the Intercreditor Agreement.

                 The delivery by the Trustee of a Pari Passu Certificate and such other assurances or instruments that the Company, the Operating Company, the Finance Company or Realty Co. may reasonably request as aforesaid shall not, however, prevent or estop the Trustee or the Holders of Securities from thereafter exercising its or their rights and remedies under this Indenture (not including attempts to set aside or gain priority over those Liens or mortgages the holders of which have relied on the Pari

Passu Certificate) if the creation or incurrence of the Pari Passu Mortgage referred to in such Pari Passu Certificate and other assurances or instruments shall not have been permitted by Sections 1007 and 1010 of this Indenture or does not otherwise comply with the provisions of this Indenture.

                 The filing for record in the Atlantic County, New Jersey Clerk's Office of the Pari Passu Certificate and such other assurances or instruments that the Company, the Operating Company or the Finance Company may reasonably request, as provided above in this Section 613, shall conclusively establish and confirm to all persons that the Lien of the holder of Indebtedness referred to in the Pari Passu Certificate ranks PARI PASSU with the Lien of the Mortgage and that the Collateral is held for the ratable benefit of the Holders and such holder of Pari Passu Mortgages.
Notwithstanding any other provision of this Section 613, the holder of any such Pari Passu Mortgage, its successors and assigns, shall be entitled to rely on the Pari Passu Certificate and such other assurances or instruments without further investigation or other acts.

                 As used in this Section 613, "ratable benefit of the Holders and such holder(s) of any Pari Passu Mortgage(s)" shall mean that the cash that becomes available from the sources described in Section 12 of the Intercreditor Agreement for the redemption or repayment of the Securities and any loan secured by the Pari Passu Mortgage shall be applied as set forth in Section 12 of the Intercreditor Agreement.


                                   ARTICLE VII


                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

                 Section 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

                 Every Holder of Securities, by receiving and holding the same, agrees with the Companies and the Trustee that none of the Companies or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312 at any time following the date on which this Indenture is qualified under the Trust Indenture Act.

                 Section 702.  REPORTS BY TRUSTEE.

                          (a)  Within 60 days after May 15 of each year
commencing with the first May 15 following the date on which this Indenture is qualified under the Trust Indenture Act, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

                 A copy of each report at the time of its mailing to Holders shall be mailed to the Finance Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                 The Company shall notify the Trustee if the Securities become listed on any stock exchange.

                          (b)  The Trustee will provide to the Casino Control
Commission and the Division of Gaming Enforcement:

                                       (i)    copies of all notices, reports and
            other written communications that the Trustee gives to Holders;

                                      (ii)    a list of Holders promptly after
            the original issuance of the Securities and semiannually thereafter upon the receipt of a Company Request;

                                      (iii)    notice of any Default or Event of
            Default under this Indenture, any acceleration of the Indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture, including the Security Documents, the entering into or taking possession of any Property constituting the Collateral and any rescission, annulment or waiver in respect of an Event of Default under any instruments described in this clause (iii);

                                (iv) notice of the removal or resignation of the Trustee within five Business Days thereof;

                                 (v)    notice of any transfer or assignment
         of rights under this Indenture, or any of the Security Documents within five Business Days thereof; and

                                (vi)    a copy of any amendment to the
         Securities or this Indenture, including the Security Documents, within five Business Days of the later of the effectiveness or execution thereof.

The notice specified in clause (iii) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has actual knowledge of any circumstances requiring such notice. In the case of any notice in respect of any Default or Event of Default under any instrument described in clause (iii), such notice shall be accompanied by a copy of any notice from the holders of indebtedness evidenced or secured by such instruments or a representative thereof or trustee therefor, to such defaulting Person and, if accompanied by any such notice to the defaulting Person, shall be given simultaneously with the giving of any such notice to the defaulting Person. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document. The Trustee shall advise the Casino Control Commission and the Division of Gaming Enforcement of any further action taken by the Trustee or the Holders relating to such Default or Event of Default.

                 The Trustee and its trust officers shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement in order to provide the Casino Control Commission and the Division of Gaming Enforcement with information and documentation relevant to compliance with clause (iii) above and as otherwise required by the

Casino Control Act, or Casino Control Commission or the Division of Gaming Enforcement.

                 Section 703.  REPORTS BY COMPANY.

                 The Company shall file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act; the Company shall file with the Trustee and shall transmit by mail to each Holder of the Securities (as its name and address appear on the Security Register) within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents. The Trustee has no duty to review any financial information or other reports for the purpose of determining compliance with any portion of this Indenture.


                                 ARTICLE VIII


                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

        Section 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                 Neither the Company nor any Restricted Subsidiary shall consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Properties and assets of any of (a) the Company and its Subsidiaries taken as a whole, (b) the Operating Company, substantially as an entirety, or (c) Realty Co. to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

                                (i)    either (a) the Company or such
        Restricted Subsidiary shall be the continuing corporation or (b) the Person (if other than the Company or a Subsidiary) formed by such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made (the "Surviving Entity"), is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Companies under the Indenture and the Securities and this Indenture shall remain in full force and effect;

                        (ii) immediately prior to such transaction, and immediately after giving effect to such transaction on a PRO FORMA basis, no default or Event of Default shall have occurred and be continuing;

                       (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Company (or the Surviving Entity, if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1007 hereof;

                        (iv) immediately after giving effect to such transaction on a PRO FORMA BASIS, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction;

                         (v) the Lien of the Security Documents and the rights of the Trustee and the Holders thereunder and under this Indenture have not been impaired;

                        (vi) the Surviving Entity has all Gaming Licenses and other permits and approvals required to operate the Casino Hotel and any casino hotels then owned by such Surviving Entity and the Surviving Entity or an Affiliate thereof has had prior experience in the operation and management of casinos or casino hotels, or the Surviving Entity has retained management with such prior experience; and

                        (vii) the Companies have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with and that the Lien of the Security Documents and the rights of the Trustee and the Holders thereunder and under the Indenture have not been impaired.

The merger or consolidation of, or sale of assets by, any of the Company, the Finance Company, the Operating Company or Realty Co. with or into or to any of the Company, the Finance Company, the Operating Company or Realty Co. shall not be restricted by the foregoing if such transaction complies with clauses (i),
(ii), (v), (vi) and (vii) above.

                 Section 802.  SUCCESSOR SUBSTITUTED.

                 Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, the Operating Company or Realty Co., in accordance with Section 801, the successor corporation formed by such consolidation or into which either the Company or a Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Companies under this Indenture with the same effect as if such successor corporation had been named as one of the Companies herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor will be released from those obligations, PROVIDED that, in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of principal of and interest on the Securities.


                                  ARTICLE IX


                            SUPPLEMENTAL INDENTURES

                 Section 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS.

                 Without the consent of any Holders, the Companies, the Operating Company and Realty Co., when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures, notes or security documents supplemental hereto or to the Note or Security Documents, as the case may be, in form satisfactory to the Trustee, for any of the following purposes:

                          (a)  to evidence the succession of another Person to
either of the Companies and the assumption by any such successor of the covenants of the Company or the Finance Company, as the case may be, herein and in the Securities;

                          (b)  to add to the covenants of the Companies for the
benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Companies;

                          (c)  to cure any ambiguity, to correct or supplement
any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders; or

                          (d)  to make any other change that does not adversely
affect the rights of any Holder.

                 Section 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                 With the consent of the Holders of not less than a majority in principal amount of the Outstanding

Securities, by Act of such Holders delivered to the Finance Company and the Trustee, the Companies, the Operating Company and Realty Co., when authorized by Board Resolution, and the Trustee may enter into one or more indentures, notes or security documents supplemental hereto or to the Note or Security Documents, as the case may be, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Note or Security Documents or of waiving or modifying in any manner the rights of the Holders under this Indenture, the Note or the Security Documents; PROVIDED, HOWEVER, that no such supplemental indenture, note or security documents, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

                          (a)  change the Stated Maturity of the principal of,
or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date) or modify the obligation of the Company to purchase Securities under
Section 1015 hereof;

                          (b)  reduce the percentage in principal amount of the
Outstanding Securities, the consent of whose Holders is required for any amendment, supplement or waiver; or

                          (c)  modify any of the provisions of this Section or
Section 513 or Section 1022, except to increase any of the percentages set forth in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

                 Section 903.  EXECUTION OF AMENDMENTS, SUPPLEMENTS OR WAIVERS.

                 In executing, or accepting the additional trusts created by, any amendments, supplements or waivers permitted by this Article Nine, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act
Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Section 904.  EFFECT OF AMENDMENTS, SUPPLEMENTS OR WAIVERS.

                 Upon the execution of any amendment, supplement or waiver, this Indenture, the Notes and the Security Documents shall be modified in accordance therewith, and such supplemental indenture, note or security documents shall form a part of this Indenture, the Notes or Security Documents, as the case may be, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 905.  CONFORMITY WITH TRUST INDENTURE ACT.

                 Every amendment, supplement or waiver executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                 Section 906. REFERENCE IN SECURITIES TO AMENDMENTS, SUPPLEMENTS OR WAIVERS.

                 Securities authenticated and delivered after the execution of any amendment, supplement or waiver pursuant to this Article Nine may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Finance Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Finance Company, to any such amendment, supplement or waiver may be prepared and executed by the Finance Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE X


                                   COVENANTS

                 Section 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                 The Finance Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                 The Finance Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                 Section 1002.  MAINTENANCE OF OFFICE OR AGENCY.

                 The Finance Company will maintain, in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Finance Company in respect of the Securities and this Indenture may be served. If the Corporate Trust Office is located in New York City, then it shall be such office or agency of the Finance Company, unless the Finance Company shall designate and maintain some other office or agency for one or more of such purposes. The Finance Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Finance Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Finance Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Finance Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no designation or recision shall in any manner relieve the Finance Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Finance Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                 Section 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

                 If the Finance Company, the Company or another Subsidiary shall at any time act as Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Finance Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Finance Company will promptly notify the Trustee of such action or any failure so to act.

                 The Finance Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                          (a)  hold all sums held by it for the payment of the
principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (b)  give the Trustee notice of any default by the
Finance Company (or any other obligor upon the Securities) in the making of any payment or principal (and premium, if any) or interest; and

                          (c)  at any time during the continuance of any such
default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Finance Company, the Company or another Subsidiary may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, the Finance Company may direct any Paying Agent to pay, to the Trustee all sums held in trust by such company or such Paying Agent, such sums to be held by the Trustee upon the same trusts at those upon which such sums were held by such company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Finance Company, the Company or another Subsidiary in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Finance Company on Company Request or (if then held by the Finance Company, the Company or another Subsidiary) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Finance Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Finance Company as trustee thereof, shall thereupon cease.

                 Section 1004.  CORPORATE EXISTENCE.

                 Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Restricted Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial conditions or results of operations of the Company and the Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; PROVIDED that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company, or of the Restricted Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

 Section 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

                 The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. The foregoing provision shall not apply to the Company's payment or discharge of any taxes, assessments or governmental charges governed by the Mortgage.

                 Section 1006.  MAINTENANCE OF PROPERTIES.

                 The Company shall cause all material properties owned by or leased to it or any Subsidiary and necessary in the conduct of its business or the business of such Subsidiary to be maintained and kept in all material respects in normal condition, repair and working order, ordinary wear and tear excepted.

                 The Company shall provide or cause to be provided, for itself and any Subsidiaries of the Company, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Subsidiaries operate.

                 Section 1007.  LIMITATION ON INDEBTEDNESS.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, or directly or (other than through Unrestricted Subsidiaries) indirectly guaranty or in any other manner become directly or (other than through Unrestricted Subsidiaries) indirectly liable for the payment of (collectively, "incur"), any Indebtedness (excluding Permitted Indebtedness and including Acquired Indebtedness and Indebtedness which is a Guaranty permitted pursuant to clause (v) of Section 1008(b)) unless, at the time of such event and after giving effect thereto, on a pro forma basis the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding such event, taken as one period, calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred since the first day of such four-quarter period had been incurred on the first day of such four-quarter period, (ii) any acquisition or disposition by the Company and its Restricted Subsidiaries of any assets outside the ordinary course of business since the first day of such last four full fiscal quarters had been consummated on the first day of such four-quarter period and (iii) any prepayment of Indebtedness prior to the scheduled maturity thereof since the first day of such last four fiscal quarters had been consummated on the first day of such four-quarter period, is at least equal to the ratios set forth below during the years indicated below:

                 Year                       Ratio
                 ----                       -----
                 1994                       2.00:1
                 1995 and thereafter        2.25:1

                 Any Indebtedness (other than Permitted Indebtedness or Acquired Indebtedness or Indebtedness that is a Guaranty permitted pursuant to clause (v) of Section 1008(b)) may be incurred hereunder only if (i) such Indebtedness has an Average Life to Stated Maturity (A) greater than the remaining Average Life to Stated Maturity of the Securities, if such Indebtedness ranks junior to the Securities, or (B) equal to or greater than the remaining Average Life to Stated Maturity of the Securities, if such Indebtedness ranks PARI PASSU to the Securities and (ii) such Indebtedness has a final scheduled maturity which (A) exceeds the final Stated Maturity of the Securities, if such Indebtedness ranks junior to the Securities, or (B) is equal to or exceeds the final Stated Maturity of the Securities, if such Indebtedness ranks PARI PASSU to the Securities.

                 Section 1008.  LIMITATION ON RESTRICTED PAYMENTS.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or (other than through an Unrestricted Subsidiary) indirectly,

                                 (i)    declare or pay any dividend on, or
       make any distribution to holders of, any shares of the Company's
       Capital Stock (other than dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

                                (ii)    purchase, redeem or acquire or
       retire for value, any Capital Stock of the Company or any Subsidiary or any options, war-
                rants or other rights to acquire such Capital Stock,

                        (iii) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Subsidiaries),

                         (iv)    prepay, repay, redeem, defease or
                otherwise acquire or retire, for value prior to stated maturity of principal, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or the Finance Company that ranks junior to the Securities in right of payment,

                        (v) incur, create or assume any Guaranty of Indebtedness of any Affiliate (other than with respect to (a) Guaranties of Indebtedness of any Wholly Owned Subsidiary by the Company or by any Restricted Subsidiary or (b) Guaranties of Indebtedness of the Company by any Restricted Subsidiary, in each case in accordance with the terms of this Indenture), or

                       (vi) make any Investment (other than any Permitted Investment) in any Person

(such payments or other actions described in the foregoing clauses (i) through (vi), are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be as determined by the Board of Directors of the Company, whose determination, if reasonable and based on the good-faith business judgment of the Board of Directors of the Company, shall be conclusive, and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Restricted Payment, (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1007 and (3) the aggregate amount of all Restricted Payments declared or made after the date the Securities are issued shall not exceed the sum of:

                 (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on April 1, 1994, and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                 (B) the aggregate Net Cash Proceeds received after the date hereof by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company (other than Redeemable Capital Stock);

                 (C) the aggregate cash proceeds received after the date hereof by the Company as capital contributions to the Company;

                 (D) the aggregate Net Cash Proceeds received after the date hereof by the Company (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Company (other than Redeemable Capital Stock);

                 (E) the aggregate Net Cash Proceeds received after the date hereof by the Company from the issuance or sale of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock), plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; and

                 (F)      $50,000,000.

              (b)  The foregoing provision will not be violated by reason of

                        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the foregoing provision (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of the foregoing provision);

                       (ii) redemption of any Capital Stock or Subordinated Indebtedness of the Company or any Subsidiary required by the Casino Control Commission or the Division of Gaming Enforcement or any other agency regulating gaming activities of the Company or any Subsidiary.

                      (iii) the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Company which is made at a time when there is no Default or Event of Default continuing and which is made in exchange for, or out of proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of (A) shares of Capital Stock (other than Redeemable Capital Stock) of the Company, PROVIDED, HOWEVER, that any Net Cash Proceeds from such issue are ex-cluded from clause 3(B) of the preceding paragraph or (B) new Indebtedness of the Company, so long as (1) such Indebtedness is expressly subordinated to the Securities at least to the same extent as the Subordinated Indebtedness being so refinanced; (2) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securi- ties; and (3) such Indebtedness has a final scheduled maturity which exceeds the final Stated Maturity of the Securities, PROVIDED, HOWEVER, that any Net Cash Proceeds from such issue are excluded from clause 3(E) of the preceding paragraph;

                       (iv) redemption, repurchase or other acquisition or retirement for value of Capital Stock of the Company or any options, warrants or rights to acquire such Capital

         Stock of the Company which is made at a time when there is no Default or Event of Default continuing and which is made in exchange for, or out of proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of shares of Capital Stock (other than Redeemable Capital Stock) of the Company, PROVIDED, HOWEVER, that any Net Cash Proceeds from such issue are excluded from clause 3(B) of the preceding paragraph;

                               (v)    Guaranties of Indebtedness of
         Affiliates of the Company in an amount not to exceed $20,000,000; PROVIDED, HOWEVER, that such Restricted Payment shall comply with clauses (1) and (2) of paragraph (a) of this Section 1008; and

                              (vi)    payments permitted pursuant to clauses
         (iv) and (v) under the proviso contained in Section 1009.

The Restricted Payments described in clauses (b)(i) and (ii) shall be included in any computation of the aggregate amount of Restricted Payments by the Company and its Subsidiaries. Notwithstanding the foregoing, neither (i) the payment of dividends out of the net proceeds of the issuance of the Securities nor (ii) any payment in an amount equal to any amounts returned by the trustee under the indenture relating to the Company's 11-7/8% First Mortgage Notes due 1999 to the Finance Company in connection with a defeasance deposit thereunder shall be deemed a Restricted Payment for purposes of the calculation of the aggregate amount of all Restricted Payments in clause (3) of paragraph (a) of this Section 1008.

                 Section 1009.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or (other than through an Unrestricted Subsidiary) indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary of the Company) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could have been obtained at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party, (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has received the approval of a majority of the Board of Directors of the Company and (iii) with respect to any transaction or series of transactions involving aggregate payments equal to or in excess of $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has received the approval of a majority of the disinterested directors of the Board of Directors of the Company; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to (i) the payment of reasonable and customary fees to the directors of the Company and its Restricted Subsidiaries who are not employees of the Company or any such Restricted Subsidiary, (ii) loans and advances to and other employment arrangements with any officer, director or employee of the Company or of any Restricted Subsidiary entered into in the ordinary course of business and consistent with past practice, (iii) transactions pursuant to the lease agreements relating to the lease by the Company of surface parking lots (located adjacent to Bally's Grand Casino Hotel) and the lease by the Company of a surface parking lot and building in Ventnor, New Jersey to GNAC, (iv) transactions, including payments and reimbursements, in connection with certain management and administrative services and insurance coverage provided to the Company by Bally, Casino Holdings and certain consolidated GNAC/Company operations pursuant to the Intercorporate Agreement, (v) payments to Bally pursuant to the Tax Sharing Agreement, (vi) Investments that are Permitted Investments pursuant to clause (vi) of the definition of Permitted Investments and (vii) Guaranties permitted pursuant to clause (v) of Section 1008(b). For purposes of this provision, a director who is neither (i) an officer or an employee of the other party to such transaction nor (ii) a person who has a personal interest directly or indirectly in the transaction shall be deemed "disinterested."

                 Section 1010.  LIMITATION ON ENCUMBRANCES.

                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise suffer to exist or cause or otherwise suffer to become effective any Lien in or on any right, title or interest to the Mortgage or any Property (real or personal) that constitutes all or any portion of the Collateral subject to the Lien of the Mortgage (a "Restricted Encumbrance," which term excludes the Lien created by the Mortgage and the Credit Facility Mortgage), unless (i) such Restricted Encumbrance is a Permitted Encumbrance or (ii) such Restricted Encumbrance secures Indebtedness that ranks junior to or is PARI PASSU to the Lien of the Mortgage and is granted to secure Indebtedness that, together with all other Indebtedness secured pursuant to this clause (ii), is in an aggregate principal amount not to exceed the sum (without duplication) of (A) the original principal amount of the Securities (less the principal amount of the Securities outstanding at the time of any calculation), (B) the amount available under the revolving credit facility described in clause (i) of the definition of Permitted Indebtedness, (C) $100 million and (D) 66-2/3% of the cost of all Casino Hotel Improvements reflected on the consolidated balance sheet of the Company since the date hereof.

                 If the Lien of a Restricted Encumbrance permitted under clause
(ii) of the preceding paragraph is created, the Trustee shall, at the request of the Company, enter into the Intercreditor Agreement with the holder or holders of the Indebtedness secured by such Restricted Encumbrance.

                 Notwithstanding the foregoing provisions of this Section 1010, the Company or any Restricted Subsidiary may create or incur or permit to exist purchase money Restricted Encumbrances upon any personal Property acquired by the Company or any Restricted Subsidiary; provided that no such purchase money Restricted Encumbrance upon any personal Property acquired by the Company or any Restricted Subsidiary after the date hereof shall extend to or cover any other Property or, at the time incurred, secure Indebtedness in excess of 90% of the lesser of the cost or fair market value of the Property subject to such purchase money Restricted Encumbrance; and PROVIDED FURTHER that the aggregate principal amount of all Indebtedness at any time outstanding and secured by Restricted Encumbrances permitted by this paragraph plus the aggregate amount of all leases on personal Property comprising the Collateral and secured by Restricted Encumbrances shall not, at any time, exceed $20,000,000.

                 Section 1011.  LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

                 The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than (i) Preferred Stock issued to the Company or a Wholly Owned Subsidiary or (ii) Preferred Stock (other than Redeemable Capital Stock) issued to any person (other than the Company or a Wholly Owned Subsidiary), PROVIDED that at the time of such issuance, and after giving pro forma effect thereto, a Restricted Subsidiary of the Company would be entitled to issue Indebtedness in an amount equal to the maximum liquidation preference of the Preferred Stock under Section 1007. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary of the Company or permit a Wholly Owned Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary other than (i) to the Company or a Wholly Owned Subsidiary or (ii) to any Person (other than the Company or a Wholly Owned Subsidiary), PROVIDED that such Preferred Stock is not Redeemable Capital Stock and that at the time of such sale, transfer or disposition, and after giving pro forma effect thereto, a Restricted Subsidiary of the Company would be entitled to issue Indebtedness in an amount equal to the maximum liquidation preference of the Preferred Stock under Section 1007. Notwithstanding the foregoing, nothing in this Section 1011 will prohibit the ownership of Preferred Stock (other than Redeemable Capital Stock) issued by a Person (other than an Unrestricted Subsidiary) prior to the time (A) such Person becomes a Restricted Subsidiary of the Company, (B) such Person merges with or into a Restricted Subsidiary of the Company or (C) a Restricted Subsidiary of the Company merges with or into such Per-son; PROVIDED, FURTHER, that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) of this Section 1011.

                 Section 1012. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                 The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make any Investment in the Company or any other Restricted Subsidiary, (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any of its Restricted Subsidiaries, except (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date hereof; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company or created on the date it becomes a Subsidiary; and (iii) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i) and (ii), PROVIDED that the terms and conditions of any such restrictions, taken as a whole, are not less favorable to the Holders of the Securities than those under or pursuant to the agreement extended, refinanced, renewed or replaced. Notwithstanding the foregoing, this covenant shall not be violated by any restriction required by the Casino Control Commission or the Division of Gaming Enforcement, except where such restriction would affect the ability of the Company to make payments on the Promissory Note.

                 Section 1013.  OWNERSHIP OF CASINO HOTEL; OTHER BUSINESSES.

                 Except as permitted by and in compliance with Article Eight, if required, the Operating Company and Realty Co. will own and the Operating Company will oper-ate the Casino Hotel. In addition, neither the Company nor the Operating Company shall conduct or engage in any business other than the development, marketing, ownership or management of casinos or casino hotels and businesses directly related to the development, marketing, ownership or management of casinos or casino hotels, including the hosting, production or promotion of conventions, sporting events, amusements and other entertainment or investments in entities conducting or engaged in the foregoing to the extent otherwise permitted by the terms of this Indenture.

                 Section 1014.  VALIDITY OF LIENS.

                 Each of the Company, the Operating Company, the Finance Company and Realty Co. represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Security Interests referred to in Article Twelve; and the Company shall warrant, preserve and defend the interest of the Trustee in the Collateral against the claims of all persons, except as permitted by the Security Documents or by Section 1010 hereof, and will maintain and preserve the Security Interests contemplated by Article Twelve.

                 Section 1015.  CHANGE IN CONTROL.

                 Subject to Section 1017, following the occurrence of any Change in Control, the Finance Company shall make an offer to purchase, at the option of each Holder, such Holder's Outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of such Outstanding Securities, plus accrued and unpaid interest to the date of purchase. The Finance Company shall purchase such Securities on a date (the "Change in Control Payment Date") 20 Business Days after the mailing of the notice described in the next succeeding paragraph by mailing or delivering payment for all Securities properly delivered to the Finance Company pursuant hereto. If the Change in Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who deliver Securities pursuant hereto.

                 Within 30 days after any Change in Control, the Finance Company (with notice to the Trustee), or the Trustee at the Finance Company's request and expense, will mail or cause to be mailed to all Holders on the date of the Change in Control a notice of the occurrence of such Change in Control and of the Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to deliver their Securities to the Finance Company for purchase. Such notice shall state:

                 (1)      the events causing such Change in Control;

                 (2)      the purchase price and the Change in Control Payment
                          Date;

                 (3) that any Security not purchased will continue to accrue interest;

                 (4) that any Security purchased shall cease to accrue interest on the Change in Control Payment Date; and

                 (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the day before the Change in Control Payment Date, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number and the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased.

                 On or before a Change in Control Payment Date, the Finance Company shall (i) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof which are to be purchased on such date and (ii) deliver to the Trustee such Securities together with an Officers' Certificate stating the Securities or portions thereof are being purchased by the Finance Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so purchased payment in an amount equal to the purchase price. For purposes of this Section 1015, the Trustee shall act as the Paying Agent.

                 The Finance Company shall not be required to make an offer to purchase pursuant to this Section 1015 if a third party makes such an offer and purchases Securities in the manner, at the times and otherwise in compliance with the requirements applicable to the Finance Company pursuant to this Indenture and the Securities.

                 Section 1016. LIMITATION ON ISSUANCE OF GUARANTIES BY SUBSIDIARIES.

                          (a)  The Company will not permit any Restricted
Subsidiary, directly or (other than through an Unrestricted Subsidiary) indirectly, to assume, Guaranty or in any other manner become liable with respect to any Indebtedness of the Companies, the Operating Company, Realty Co. or any other Restricted Subsidiary of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guaranty of payment of the Securities by such Restricted Subsidiary constituting senior Indebtedness of such Restricted Subsidiary, (ii) the Guaranty of the Securities is on terms at least as favorable as the assumption, Guaranty or other liability of such Restricted Subsidiary, (iii) such Restricted Subsidiary does not create, incur, assume or suffer to exist any Lien securing such assumption, Guaranty or other liability unless (A) it complies with Section 1010 hereof and (B) the Guaranty of Securities is equally and ratably secured and (iv) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, the Operating Company, Realty Co. or any other Restricted Subsidiary of the Company or as a result of any payment by such Restricted Subsidiary under its Guaranty.

                          (b)  Notwithstanding the foregoing, any Guaranty by
a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with this Indenture.

                          (c)  Notwithstanding the foregoing, Realty Co. may
guarantee Indebtedness under the Credit Facility.

                 Section 1017. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

                 In connection with any offer to purchase or purchase of Securities under Section 1015 hereof, the Company shall (i) comply with Rule 14e-1 under the Exchange Act and (ii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 1015 to be exercised in the time and in the manner specified in Section 1015.

                 Section 1018.  LIMITATION ON LEASE OF PROPERTY AS AN ENTIRETY.

                 The Company will not, and will not permit any Restricted Subsidiary to, lease its Properties and assets substantially as an entirety to any person, except as otherwise permitted by Article Eight.

                 Section 1019.  ACTIVITIES OF FINANCE COMPANY.

                 The Finance Company agrees that it will not conduct any business (and will not incur any Indebtedness) whatsoever other than to collect principal and interest (and any interest on overdue principal of, premium, if any, or interest) under the Note, to preserve and enforce its rights under the Note, the Securities and the Security Documents, to do or cause to be done all things necessary or appropriate to protect the Collateral and to preserve its rights therein, and to otherwise comply with its obligations under this Indenture and the Securities. The Finance Company will not merge into or consolidate or amalgamate with or transfer its properties and assets to any person, except (a) as permitted by and in compliance with Article Eight, if required and (b) any transaction involving the Company or the Operating Company.

                 Section 1020.  USE OF PROCEEDS.

                 The Finance Company shall loan all of the proceeds from the sale of the Securities to the Operating Company immediately after receipt thereof in exchange for which the Operating Company shall make and deliver the Note to the Finance Company.

                 Section 1021. STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT; REPORTING REQUIREMENTS.

                 (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company and its Subsidiaries are in compliance with all covenants and conditions to be complied with by any of them under this Indenture. For purposes of this
Section 1021, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                          (b)  If a Default has occurred and is continuing, or
if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary (other than Indebtedness in the aggregate principal amount of less than $25,000,000) gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within five Business Days of its occurrence.

                 Section 1022.  WAIVER OF CERTAIN COVENANTS.

                 The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1012 and Section 1016 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE XI


                            REDEMPTION OF SECURITIES

                 Section 1101.  RIGHT OF REDEMPTION.

                 The Securities may be redeemed, at the election of the Finance Company, as a whole or from time to time in part subject to the conditions and at the dates and Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date.

                 Section 1102.  APPLICABILITY OF ARTICLE.

                 Redemption of Securities at the election of the Finance Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                 Section 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                 The election of the Finance Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Finance Company, the Finance Company shall, at least 5 days prior to mailing of the notice of redemption referred to in Section 1105 (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

                 Section 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE
REDEEMED.

                 If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, either pro rata or by lot, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

                 The Trustee shall promptly notify the Finance Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                 Section 1105.  NOTICE OF REDEMPTION.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Securities to be redeemed, at his address appearing in the Security Register.

                 All notices of redemption shall state:

                          (a)  the Redemption Date;

                          (b)  the Redemption Price;

                          (c)  if less than all Outstanding Securities are to
be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

                          (d)  that on the Redemption Date the Redemption Price
will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date; and

                          (e)  the place or places where such Securities are
to be surrendered for payment of the Redemption Price.

                 Notice of redemption of Securities to be redeemed at the election of the Finance Company shall be given by the Finance Company or, at its request, by the Trustee in the name and at the expense of the Finance Company.

                 Section 1106.  DEPOSIT OF REDEMPTION PRICE.

                 At or prior to 11:00 A.M. New York City time on any Redemption Date, the Finance Company shall deposit with the Trustee or with a Paying Agent (or, if the Finance Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

                 Section 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Finance Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Finance Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

                 Section 1108.  SECURITIES REDEEMED IN PART.

                 Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Finance Company maintained for such purpose pursuant to Section 1002 (with, if the Finance Company, the Security

Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Finance Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Finance Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                 Section 1109.  REDEMPTION PURSUANT TO THE CASINO CONTROL ACT.

                          (a)  Notwithstanding the other provisions of this
Article Eleven, if the Casino Control Commission finds that a Holder or beneficial owner of Securities must be found qualified or suitable to hold or own the Securities under the Casino Control Act, and if such Holder or such beneficial owner is not found qualified or suitable, within any time period specified by the Casino Control Commission or the Casino Control Act, the Finance Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Securities within 120 days after receipt of notice by such Holder or beneficial owner of its disqualification under the Casino Control Act (or such different period as may be prescribed by the Casino Control Commission), or (ii) to call for redemption the Securities of either such Holder or beneficial owner in accordance with this Section 1109, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the Casino Control Commission).

                          (b)  If such Holder or beneficial owner, having
been given the opportunity by the Finance Company to dispose of such Holder's or beneficial owner's Securities, shall have failed to do so within the prescribed time period, the Finance Company shall have the right to redeem such Holder's or beneficial owner's Securities on five days' notice.

                          (c)  On any redemption of Securities pursuant to
this Section 1109, the Redemption Price shall be the lesser of (i) the market value thereof on the date of such notice of redemption (as determined in good faith by the Board of Directors of the Company) and (ii) the price at which such Holder or beneficial owner acquired the Securities, together with (if permitted by the Casino Control Act or by the orders of the Casino Control Commission) accrued interest to the Redemption Date, unless a Redemption Price or other payment, remuneration or related terms or restrictions are required by the Casino Control Commission, in which event such price, terms and restrictions shall be the Redemption Price and terms of redemption. Each Holder and beneficial owner by accepting a Security agrees to the provisions of this Section 1109 and Section 203 and agrees to inform the Finance Company upon request made pursuant to this Section 1109 of the price at which such Holder or beneficial owner acquired such Holder's or beneficial owner's Securities.

                          (d)  Any redemption notice given by the Finance
Company under this Section 1109 shall state (i) that the Securities are being called for redemption as a result of the Holder's or beneficial owner's status under the Casino Control Act or with the Casino Control Commission, (ii) whether accrued interest is payable to the Holder under the Casino Control Act and, if so, the information required by subsection (d) of Section 1105 hereof, and (iii) the information required by subsections (a), (b), (c) and (e) of such
Section 1105.


                                  ARTICLE XII


                                    SECURITY

                Section 1201.  SECURITY INTERESTS.

                          (a)  In order to secure the Indenture Obligations,
the Finance Company, the Operating Company and Realty Co. and the Trustee, as applicable, have entered into the Security Documents in order to create the Security Interests. Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.

                          (b)  The Trustee and each Holder, by accepting a
Security, acknowledge that, as more fully set forth in the Intercreditor Agreement, the holders of any Pari Passu Mortgage have certain rights in and to the Collateral and the Trustee agrees to be bound by the Intercreditor Agreement as it may be in effect from time to time.

                          (c)  As amongst the Holders, the Collateral as now
or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in series or in time of issuance, sale or otherwise, as security for the Indenture Obligations.

                 Section 1202.  RECORDING; OPINIONS OF COUNSEL.

                          (a)  The Company, the Operating Company, the Finance
Company and Realty Co. will execute and deliver, file and record, all instruments and documents, and have done and will do all such acts and other things, at the Finance Company's expense, as are necessary to subject the Collateral to the Security Interests. The Company, the Operating Company, the Finance Company and Realty Co. will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interests.

                          (b)  The Company shall furnish to the Trustee
promptly after the execution and delivery of this Indenture and the Security Documents and promptly after the execution and delivery of any amendment thereto
or any other instrument of further assurance,   an Opinion of Counsel stating
that in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Documents, the financing statements and any such amendments thereto have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Indenture, the Security Documents and the financing statements, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or
(ii) no such action is necessary to make the Security Interests effective.

                          (c)  The Company shall furnish to the Trustee within
60 days after January 1 in each year beginning January 1, 1995, an Opinion of Counsel, dated as of such date, (i) stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Security Documents, financing statements and continuation statements as is necessary to maintain the Security Interests and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that no further financing statements and continuation statements need to be executed and filed, or (B) no such action is necessary to maintain the Security Interests; and (ii) stating what, if any, action of the foregoing character is necessary during the one-year period commencing January 1 in the then current calendar year to so maintain the Security Interests during such period.

                          (d)  The Finance Company shall furnish to the Trustee
concurrently with execution and delivery of this Indenture an ALTA form title insurance policy issued by First American Title Insurance Company or another title insurance company acceptable to the Company and the Trustee in the amount of $425,000,000 insuring that the Mortgage creates a valid first lien on the Operating Company's and Realty Co.'s fee title in the real property Collateral subject to the Operating Company's and Realty Co.'s Permitted Encumbrances, and insuring the perfected first priority interest of the Trustee, in and to the Mortgage; the Company and the Operating Company shall also obtain such co-insurance or re-insurance as reasonably requested by the Trustee.

                          (e)  The Finance Company shall furnish to the Trustee
concurrently with execution and delivery of this Indenture a current A.L.T.A. as-built land title survey and a certificate from a professional licensed land surveyor with respect to the real Property Collateral, certified to the title insurance companies participating in the title policies and the Trustee, and showing the location, dimensions and area of each parcel of the real Property Collateral, including all existing buildings and improvements, utilities, parking areas and spaces, internal streets, if any, external streets, rights-of-way, as well as any easements, setback violations or encroachments on such real Property Collateral and identifying each item with its corresponding exception, if any, in the title policy relating thereto. Each survey shall contain the original signature and seal of the surveyor and any additional matter reasonably required by the title companies. In addition, the Finance Company shall provide the Trustee with respect to the real Property Collateral a certificate of a professional land surveyor to the effect that such real Property Collateral is not located in a flood plain area, or, if such real Property Collateral is in a flood plain area, the Finance Company shall deliver upon execution of this Indenture evidence of flood insurance.

                 Section 1203. DISPOSITION OF CERTAIN COLLATERAL WITHOUT REQUESTING RELEASE.

                          (a)  Notwithstanding the provisions of Sections 1204,
1205 and 1206 hereof, the Operating Company may, without requesting the release or consent of the Trustee:

                                       (i)    sell, assign, transfer, license or
           otherwise dispose of, free from the Security Interests, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete or unserviceable, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Property so disposed of, which Property shall without further action become Collateral subject to the Security Interests;

                                      (ii)    (A) sell, assign, transfer,
           license or otherwise dispose of, free from the Security Interests, inventory or general intangibles that at any time are part of the Collateral in the ordinary course of the Operating Company's business, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the Secu- rity Interests, accounts receivable or notes receivable that at any time are Collater-al in the ordinary course of the Operating Company's business or
           (C) make cash payments (including scheduled repayments of Indebtedness permitted to be incurred hereby) from cash that at any time is part of the Collateral other than cash in the Collateral Account in the ordinary course of business that are not otherwise prohibited by this Indenture; and

                        (iii) abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Operating Company and the maintenance of its earnings and is not material to the conduct of the business of the Operating Company.

                          (b)  Notwithstanding the provisions of Subsection (a)
above, (x) the Operating Company shall not dispose of or transfer (by lease, assignment, sale or otherwise), or pledge, mortgage or otherwise encumber, Collateral pursuant to the provisions of Section 1203(a)(ii) or (iii) with a fair value to the obligor of 10% or more of the aggregate fair value of all Collateral then existing (as determined in the good faith judgment of the Company, the Operating Company, the Finance Company and, if required by the Trust Indenture Act, an independent appraiser), in any transaction or any series of related transactions without complying with Section 1204; and (y) the right of the Operating Company to rely upon the provisions of Section 1203(a)(ii) and (iii) from the date of this Indenture to March 31, 1994 and for each quarter thereafter shall be conditioned upon the Company, the Finance Company and the Operating Company delivering to the Trustee, on or before May 31, 1994 and thereafter within 60 days following the end of such quarter (except those quarters ending on December 31, in which case within 105 days following the end of the quarter), an Officers' Certificate to the effect that all of such dispositions by the Operating Company were in the ordinary course of the Operating Company's business and that the proceeds therefrom were used by the Operating Company in connection with its business.

                          (c)  Any disposition of Collateral made in compliance
with the provisions of this Section 1203 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

                          (d)  Upon receipt of a Company Request, the Trustee
shall execute and deliver, within five Business Days from the receipt of the Company Request pursuant to Section 1204, any instruments deemed by the Finance Company or the Operating Company to be necessary or appropriate to dispose of portions of the Collateral pursuant to this Section 1203 if the provisions of this Section 1203 have been complied with.

                 Section 1204.  REQUESTING RELEASE OF COLLATERAL.

                          (a)  Upon receipt of a Company Request, the Trustee

shall execute and deliver, within five Business Days from the receipt of such Company Request pursuant to this Section 1204, any instruments deemed by the Finance Company or the Operating Company to be necessary or appropriate to release all or a part of the Collateral from the Security Interests, if the provisions of this Section 1204 have been complied with. Any such Company Request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such Company Request) and shall certify that no Default or Event of Default has occurred and is continuing and such Company Request shall also certify that one of the following conditions of this Section 1204(a) set forth below, and the conditions of Section 1205 or 1206, if applicable, have been, or simultaneously with or immediately following the release will be, fulfilled:

                                        (i)    there is a substitution of
                Substitute Collateral in accordance with Section 1205;

                                       (ii)    there is a deposit of Cash
                Collateral in accordance with Section 1206;

                                      (iii)    the Collateral to be released is
                Insurance Proceeds and such Collateral is used for purposes permitted by, and in accordance with, Articles 6 and 7 of the Mortgage; or

                               (iv)    the Finance Company or the Operating
           Company represents in the Company Request that the Collateral to be released is to be released in con- nection with acquisitions or redemptions of all Securities then outstanding pursuant to the redemption provisions of Section 203 or Section 1109 of this Indenture.

                          (b)  As a condition to any release of Collateral
under this Section 1204, the Finance Company shall deliver to the Trustee any certificate or opinion required by Trust Indenture Act Section 314(d), as to the fair value to the obligor of any Substitute Collateral and as to the fair value of any Collateral to be released, and by Trust Indenture Act Section 314(c)(3), as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of substitution or release. Such certificate or opinion shall state that the proposed release of Collateral will not impair the Security Interests in contravention of the provisions of this Indenture. In the case of an acquisition or redemption of all of the Securities then Outstanding, such certificate or opinion shall state that all of the Securities then Outstanding are to be redeemed and that all of the Collateral is to be released on or after the Redemption Date provided that the Finance Company has not defaulted in making the redemption payment. The person delivering such certificate or opinion must be independent with respect to the Company, the Operating Company and the Finance Company if required by Trust Indenture Act Section 314(d). "Independent" means, for purposes of any certificate or opinion required by Trust Indenture Act Section 314(d), with respect to any Person, that such Person (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Finance Company, the Operating Company, the Company or other obligor upon the Securities or in any Affiliate of the Finance Company, the Operating Company, the Company or such other obligor, and (3) is not connected with the Finance Company, Operating Company, the Company or such other obligor, or with an Affiliate of the Finance Company, the Operating Company, the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                          (c)  In addition to any certificates or opinions
required by Section 1204(b), as a condition to any release of Collateral pursuant to Section 1205 or 1206, the Finance Company or the Operating Company shall deliver to the Trustee:

                                       (i)    one or more Current Appraisals and
        an Officers' Certificate stating that, based on such Current
        Appraisals, the Appraised Fair Market Value of the Collateral to be released is less than or equal to the Appraised Fair Market Value of the Substitute Collateral to be substituted for such Collateral pursuant to
        Section 1205 or of the Cash Collateral to be substituted pursuant to
        Section 1206; and

                                      (ii)    an Opinion of Counsel stating
        that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such instruments and documents have been duly and validly executed and delivered and have been properly recorded, registered and filed (or, if not yet so recorded, registered and filed, identifying the proper place for such recordation, registration or filing), in each case to the extent necessary to perfect a Security Interest in the Substitute Collateral or to make effective the Security Interest in Cash Collateral to be substituted for the Collateral to be released, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) no further action is necessary.

                          (d)  Any release of Collateral made in compliance
with the provisions of this Section 1204 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

                Section 1205.  SUBSTITUTE COLLATERAL OTHER THAN CASH COLLATERAL.

                          (a)  The Finance Company or the Operating Company
may, at its option, obtain a release of Collateral (except Cash Collateral and the Note), by subjecting other proposed Collateral which is of the same type currently covered by the Security Documents to the Security Interests in place of and in exchange for the Collateral to be released, all in accordance with the provision and conditions of Section 1204 and this Section 1205 (except that the substitution of Cash Collateral is governed by Section 1206). Substitute Collateral may include the proceeds of the Collateral to be released, and Substitute Collateral may be substituted for other Substitute Collateral on the terms set forth in this Section 1205. Notwith- standing the foregoing, real Property Collateral may not be released pursuant to this Section 1205. Other Collateral may be released pursuant to this Section 1205, if, after giving effect to such release and all previous releases under this Section 1205, substantially all furniture, fixtures, machinery and equipment affixed to, located in, or used primarily in connection with or in the business being conducted in, the Casino Hotel would be Collateral.

                          (b)  The Finance Company or the Operating Company
may substitute Collateral pursuant to this Section 1205 if all of the following conditions are met:

                                        (i)    the Finance Company or the
                Operating Company, as the case may be, complies with Section 1204(a) and delivers a Company Request to the Trustee stating, in addition to the other requirements of Section 1204, that the Finance Company or the Operating Company, as the case may be, intends to substitute the Property specifically described therein for the Collateral specifically described therein;

                                       (ii)    the fair value of the proposed
                Substitute Collateral (including any Cash Collateral) is at least equal to the fair value of the Collateral to be released; and

                                      (iii)    the security interests in
                Substitute Collateral are perfected pursuant to the Security Documents and Section 1202.

                          (c) Notwithstanding the foregoing, the Dennis Hotel, which comprises a portion of the real Property Collateral, may be released pursuant to this Section 1205 if, in addition to the other applicable requirements set forth in this Article Twelve, all of the following conditions are met:

                               (i) the Finance Company, the Company or the Operating Company shall deliver to the Trustee an appraisal of the Appraised Fair Market Value of the Casino Hotel including the Dennis Hotel (the "First Appraisal") and an appraisal of the Appraised Fair Market Value of the Casino Hotel excluding the Dennis Hotel and taking into account the effect on the Casino Hotel of destruction of the Dennis Hotel (the "Second Appraisal"), such appraisals to be as of a date not more than 90 days before the date that the Dennis Hotel is released from the Collateral; and

                              (ii) the Finance Company, the Company or the Operating Company shall substitute as Substitute Collateral (A) real Property having an Appraised Fair Market Value, as of a date not more than 90 days before the date that the Dennis
                Hotel is released from the Collateral, or (B) a Letter of Credit, provided that the sum of the Appraised Fair Market
                Value of the real Property substituted pursuant to clause (A) and the face value of the Letter of Credit substituted pursuant to clause (B) is at least equal to the greater of (x) the excess of the Appraised Fair Market Value of the Casino Hotel in the First Appraisal over the Appraised Fair Market Value of the Casino Hotel in the Second Appraisal and (y) the book value of the Dennis Hotel as of the end of the most recent quarter preceding the date that the Dennis Hotel is released from the Collateral for which financial information is available. If the Appraised Fair Market Value of the real Property substituted pursuant to clause (A) is at least equal to the greater of clause (x) and clause (y), there shall be no obligation to substitute as Substitute Collateral a Letter of Credit.

                          (d)  In addition to the other requirements set forth
above and those set forth in Section 1202(b), if the Substitute Collateral is real Property, the Fi-nance Company or the Operating Company shall deliver to the Trustee:

                                (i)    an A.L.T.A. form title insurance
                policy or the local equivalent thereof or endorsement from a title insurance company (or a specimen policy together with a commitment to issue such title insurance on the basis of such policy or specimen) in an amount equal to the fair value of the
                Substitute Collateral, together with    necessary coinsurance or
                reinsurance insuring that the Substitute Collateral is owned by the Finance Company or the Operating Company, as the case may be, free and clear of all defects and Liens, other than Permitted Encumbrances, matters excepted from coverage by the printed form of such title insurance policy (and not removable by affidavit or indemnity) and other exceptions to title that do not materially impair the value of the Substitute Collateral, and that except for such exceptions or exclusions from such policies or endorsements, the applicable document purporting to grant a security interest in the Substitute Collateral constitutes a direct and valid Lien on such Substitute Collateral; and

                              (ii)    evidence of payment or a closing
                statement indicating payments to be made by the Finance
                Company or the Operating Company, as the case may be, of all title premiums, costs and expenses, including any applicable taxes or governmental levies and reasonable legal fees and disbursements of the attorneys for the Trustee, that may be incurred to validly and effectively subject the Substitute Collateral to the Security Interests.

                 Section 1206.  SUBSTITUTION OF CASH COLLATERAL.

                          (a)  The Finance Company or the Operating Company
may, at its option, obtain the release of Collateral (other than the Note) upon the substitution of Cash Collateral in accordance with the provisions and conditions of Section 1204 and this Section 1206 as follows. The Finance Company or the Operating Company may obtain the release of all or a portion of the Collateral by delivering Cash Collateral to the Trustee for deposit in the Collateral Account as Collateral in place of and in exchange for the released Collateral, in an amount such that the fair value of the Cash Collateral so delivered (together with the fair value of any other Substitute Collateral (other than Cash Collateral) substituted for such released Collateral pursuant to Section 1205) is at least equal to the fair value to the obligor of the Collateral to be released; PROVIDED, HOWEVER, that to the extent any Collateral released is subject to the Credit Facility Mortgage or one or more Pari Passu Mortgages, a Pro Rata Share of such Cash Collateral shall be paid over for the benefit of the holders of the Credit Facility Mortgage and Pari Passu Mortgages and shall not be deposited in the Collateral Account.

                          (b)  The Finance Company or the Operating Company, as
the case may be, shall deliver a Company Request to the Trustee, stating, in addition to the other requirements of Section 1204(a), that the Finance Company intends to substitute Cash Collateral for all or a portion of the Collateral specifically described therein.

                 Section 1207.  APPRAISALS OF COLLATERAL.

                 The Finance Company shall deliver to the Trustee on the date of execution and delivery of this Indenture an appraisal of the Appraised Fair Market Value of the Collateral, which appraisal is dated as of January 31, 1994 valuing the property as of January 1, 1994. On each of the 24-month intervals from the date hereof (collectively, the "Appraisal Dates"), the Finance Company shall deliver to the Trustee an appraisal of the Appraised Fair Market Value of the Collateral then existing; PROVIDED, HOWEVER, that in the event the Finance Company determines to have an appraisal of the Appraised Fair Market Value of the Collateral performed prior to the next Appraisal Date, the next appraisal that is required to be delivered pursuant to this Section 1207 shall not be due until 24 months after the prior appraisal was actually performed. Each subsequent Appraisal Date shall be adjusted accordingly. The Finance Company shall comply with Trust Indenture Act Section 314(d).

                Section 1208.  COLLATERAL ACCOUNT.

                          (a)  The Trustee shall maintain and establish a

Collateral Account, which shall hold Cash Collateral for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations. The Collateral Account shall be entitled the "BALLY'S PARK PLACE FUNDING, INC. Cash Collateral Account, First Bank, as trustee, secured party." The Trustee shall have sole dominion and control over the Collateral Account and only the Trustee shall have any right of withdrawal therefrom.

                          (b)  All cash received by the Trustee as Substitute
Collateral pursuant to Section 1206 hereof, and as Insurance Proceeds pursuant to Articles 6 and 7 of the Mortgage, less any Pro Rata Share paid over for the benefit of holders of Pari Passu Mortgages pursuant to Section 1206 and Articles 6 and 7 of the Mortgage, shall be deposited in the Collateral Account.

                          (c)  The Finance Company may request the Trustee in
writing to, and the Trustee may, in its discretion, invest any Cash Collateral in the Collateral Account in U.S. Government Obligations. The Collateral Accounts and all credits thereto and investments therein shall be maintained in such a manner in accordance with applicable law that the Trustee, for the benefit of the Holders, shall at all times have a first priority perfected security interest therein. The Finance Company shall deliver to the Trustee and any bank where such Collateral Account is maintained all such notices and other documents and shall otherwise make such filings and take such other actions as may be required or deemed reasonably necessary by the Trustee to create and maintain much first priority perfected security interest in the Collateral Account and all credits thereto and investments therein.

                          (d)  Interest and other amounts earned on the
Collateral Account shall be held in the Collateral Account for the benefit of the Holders.

                          (e)  As security for the Indenture Obligation, the
Company, the Finance Company, the Operating

Company and Realty Co. hereby grant a security interest to the Trustee in all of each of their right, title and interest in the Collateral Account and all sums of money, funds, securities, investments or other property from time to time held in or credited to the Collateral Account, from any source whatsoever, now or hereafter transferred or credited to and comprising the Collateral Account, including, without limitation, all proceeds derived from the Collateral paid into the Collateral Account, and any and all interest and dividends or other distribution from any such amounts, and all statements, certificates and instruments in or representing the Collateral Account.

                 Section 1209.  RELIANCE ON OPINION OF COUNSEL.

                 The Trustee shall, before taking any action under this Article Twelve, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, and that such action will not be in contravention of the provisions hereof, and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon; PROVIDED that the Trustee's action under this Article Twelve shall at all times be and remain subject to its duties under Trust Indenture Act Section 315.

                Section 1210.  PURCHASER MAY RELY.

                 A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article Twelve shall not be bound
(i) to ascertain, and may rely on the authority of the Trustee to execute, such transfer, grant or release, or (ii) to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or (iii) to determine whether the application of the purchase price therefor complies with the terms hereof.

                 Section 1211.  PAYMENT OF EXPENSES.

                 On demand of the Trustee, the Finance Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article Twelve, and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

                 Section 1212.  SUITS TO PROTECT THE COLLATERAL.

                 Subject to Section 1201 of this Indenture and to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Companies promptly following the institution of any such suit or proceeding.

                 Section 1213.  TRUSTEE'S DUTIES.

                 The powers conferred upon the Trustee by this Article Twelve are solely to protect the Security Interests and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to take any action whatsoever with regard thereto. The Trustee shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Security Interests in, or the Trustee's rights in or to, any of the Collateral.

                              ARTICLE ARTICLE XIII


                                   DEFEASANCE

                 Section 1301.  DEFEASANCE AND DISCHARGE.

                 The Finance Company may, at its option by Board Resolution, at any time, elect to have either paragraph (a) or (b) below applied to the Outstanding Securities upon compliance with the conditions set forth in Section 1302 below.

                          (a)  Upon exercise of the option applicable to this
paragraph (a), the Finance Company, the Company, the Operating Company and Realty Co. shall be deemed to have been released and discharged from their obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, the Finance Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1303 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and the Finance Company, the Company, the Operating Company and Realty Co. shall be deemed to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Finance Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 1302 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (ii) the Finance Company's and the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Companies' obligations in connection therewith and (iv) this Article Thirteen.

                          (b)  Upon exercise of the option applicable to this
paragraph (b), the Finance Company, the Company, the Operating Company and Realty Co. shall be released and discharged from their obligations under any covenant contained in Article Eight and in Sections 1004 through 1021 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "Outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders of Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Finance Company, the Company, the Operating Company and Realty Co. may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                 Section 1302.  CONDITIONS TO DEFEASANCE.

                 The following shall be the conditions to application of either paragraph (a) or (b) of Section 1301 to the Outstanding Securities:

                 (1) The Finance Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or

         (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal (and premium, if any) or installment of interest or upon redemption on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

                 (2) In the case of an election under paragraph (a) of Section 1301 hereof, the Finance Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Finance Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                 (3) In the case of an election under paragraph (b) of Section 1301 above, the Finance Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                 (4) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 501(f) or 501(g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (5) Such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which any of the

         Companies, the Operating Company or Realty Co. is a party or by which they are bound;

                 (6) The Finance Company, the Company, the Operating Company and Realty Co. shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance under Section 1301 have been complied with; and

                 (7) (a) The Security Documents shall not be discharged as a result of such irrevocable deposit under Section 1302 unless the Finance Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, to the effect that (i) the Finance Company has authorization to establish such irrevocable trust in favor of the Trustee for the benefit of the Holders under applicable law and the action in establishing the irrevocable trust has been duly and properly authorized by the Finance Company and such authorization has not been revoked, (ii) to their knowledge, the Trustee is an independent trustee with respect to the irrevocable trust, (iii) a valid trust is created at the time of such irrevocable deposit and
         (iv) the Holders of the Securities will have the sole beneficial ownership interest under applicable law in the money or U.S. Government Obligations so deposited in such trust. The Opinion of Counsel so referred to in this paragraph may contain a qualification that in the event that a court of competent jurisdiction were to determine that the trust funds remained owned by the Finance Company after such deposit, the Holders of the Securities will have a non-avoidable first-priority perfected security interest under applicable law in the money or U.S. Government Obligations so deposited (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, or a customary alternative certificate reasonably acceptable to the Trustee, are accurate, PROVIDED that such solvency letter or certificate is also addressed and delivered to the Trustee).

                 (b) It is the intention of the parties hereto that a valid trust for the benefit of the Holders of the Securities be created at the time that the Finance Company makes the deposit pursuant to
         Section 1302. The security interest in such deposit that is granted herein to the Trustee for the benefit of the Holders of the Securities is intended solely as protection for the Holders of the Securities in the event that a court of competent jurisdiction were to determine either that (i) such trust had not been validly created or (ii) such trust is not enforceable. The Finance Company hereby grants to the Trustee for the benefit of the Holders a security interest in all money, funds, investments or other property deposited with the Trustee pursuant to Section 1302 to secure the Indenture Obligations.

                 (c) The Company and the Finance Company shall take any and all acts necessary to create, perfect and maintain, in favor of the Holders of the Securities, a first-priority security interest in the money and U.S. Government Obligations so deposited and shall take any other action and execute and deliver any other documents that may reasonably be requested by the Trustee to effectuate or evidence such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made and shall at all times be perfected.

                 (d) Notwithstanding the foregoing, prior to the end of the 91-day period following the irrevocable deposit referred to above, none of the obligations of the Company, the Operating Company, the Finance Company or Realty Co. under this Indenture or the Security Documents shall be discharged, unless and until the Finance Company shall have delivered to the Trustee a Current Appraisal as of a date no more than 60 days prior to the date of such irrevocable deposit reflecting the Appraised Fair Market Value of the Collateral in an amount not less than 120% of the amount of such irrevocable deposit and an Opinion of Counsel, subject to customary exclusions and exceptions, to the effect that based on such Current Appraisal, the irrevocable deposit will not be subject to avoidance as a preferential transfer under 11 U.S.C.
         Section  547, as it may be amended from time to time.

                 Section 1303. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                 Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1303, the "Trustee") pursuant to Section 1302 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Finance Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1302 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                 Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Finance Company from time to time upon Company

Request any money or U.S. Government Obligations held by it as provided in
Section 1302 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1302(l)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                 The Trustee and the Paying Agent shall pay to the Finance Company upon request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years; PROVIDED that the Finance Company shall have first caused notice of such payment to be published one in a newspaper of general circulation in the City of New York or mailed to each Holder entitled thereto no less than 30 days prior to such repayment. After that, Holders entitled to the money must look to the Finance Company for payment as general creditors unless otherwise provided by law.

                 Section 1304.  REINSTATEMENT.

                 If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1301 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Companies' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1301 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1301; PROVIDED, HOWEVER, that, if the Finance Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Finance Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                              ARTICLE ARTICLE XIV


                                    GUARANTY

                 Section 1401.  GUARANTY.

                 The Company hereby unconditionally guarantees on a senior basis (such Guaranty to be referred to herein as the "Company Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Finance Company hereunder or thereunder, that: (i) the principal of (and premium, if any) and interest on the Securities will be promptly paid in full when due, whether at the Maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal (and premium, if any) and interest, if any, of the Securities, if lawful, and all other obligations of the Finance Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Company will be obligated to pay the same immediately. The Company hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any releases of Collateral, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Finance Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Finance Company, any right to require a proceeding first against the Finance

Company, protest, notice and all demands whatsoever and covenants that this Company Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to either of the Companies, or any custodian, Trustee, liquidator or other similar official acting in relation to either of the Companies, any amount paid by either of the Companies to the Trustee or such Holder, this Company Guaranty, to the extent theretofore dis- charged, shall be reinstated in full force and effect. The Company agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Company further agrees that as between the Company, on the one hand, and the Holders and the Trustee, on the other hand, (i) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 for the purposes of this Company Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 502, such obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this Company Guaranty.

                 Section 1402.  EXECUTION AND DELIVERY OF COMPANY GUARANTY.

                 To evidence its Company Guaranty set forth in Section 1401, the Company hereby agrees that a notation of such Company Guaranty substantially in the form set forth in Section 203 shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen of the Board, its President, one of its Vice Presidents or its Treasurer and attested to by another officer other than the officer executing the Indenture, as the case may be.

                 The Company hereby agrees that its Company Guaranty set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Company Guaranty.

                 If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security on which a Company Guaranty is endorsed, the Company Guaranty shall be valid nevertheless.

                 The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Company Guaranty set forth in this Indenture on behalf of the Company.


                               ARTICLE ARTICLE XV


                                LETTER OF CREDIT


                 Section 1501.  LETTER OF CREDIT.

                 In order to permit the Operating Company to release the Dennis Hotel from the Collateral in accordance with Section 1205 so that it may demolish the Dennis Hotel and build a new multistory tower on the land upon which the Dennis Hotel is currently situated, the Company, the Finance Company or the Operating Company may cause the issuance and delivery of the Letter of Credit to the Trustee at any time after the date hereof and may at any time thereafter substitute a new Letter of Credit then held by the Trustee. Each Holder, by accepting a Security, agrees to all of the terms of each Letter of Credit.

                 Section 1502.  ACCEPTANCE OF THE LETTER OF CREDIT.

                 The Letter of Credit shall not be effective for purposes of this Indenture unless and until the Trustee shall accept delivery of the Letter of Credit. The Trustee shall accept delivery of the Letter of Credit upon receipt of the following: (i) an opinion of counsel to the bank that issued the Letter of Credit (the "Bank") (such counsel to be reasonably acceptable to the Trustee and may be an employee of the Bank, but not counsel to or an employee of the Company or any of its Affiliates) stating that, in the opinion of such counsel, the Letter of Credit has been duly authorized and executed and, when delivered to and accepted by the Trustee, will constitute the legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms; (ii) an Opinion of Counsel to the Finance Company stating that, in the opinion of such counsel, the Letter of Credit is not inconsistent with Exhibit F to this Indenture; and (iii) an Officers' Certificate of the Finance Company stating that the Letter of Credit contains substantially those terms and conditions set forth in such Exhibit F, no materially contrary terms and no other provisions materially limiting the availability of payment. The Trustee may also request other opinions pursuant to Section 103.

                 Section 1503.  NOTICES AND CERTIFICATES.

                 Within five Business Days after the receipt by the Trustee of written notice of any Event of Default or the giving by the Trustee of written notice of any Event of Default in accordance with Section 501, the Trustee shall (or, in the event that the Trustee otherwise has actual knowledge of an Event of Default, the Trustee may) deliver written notice to the Bank, at the Bank's office specified therefor in the Letter of Credit, stating that an Event of Default has occurred under this Indenture.

                 In the event that the Bank delivers to the Trustee written notice of termination of the Letter of Credit (the Trustee to give prompt written notice thereof to the Finance Company), the Company, the Operating Company or the Finance Company may cause the issuance and delivery of a new Letter of Credit to the Trustee at least 20 Business Days prior to termination of the then outstanding Letter of Credit. In the event that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit at least 20 Business Days prior to termination of the then outstanding Letter of Credit, then the Trustee shall deliver, within five Business Days after the commencement of such 20 Business Day period, written notice to the Bank, along with the Bank's notice of termination of the Letter of Credit, at the Bank's office specified therefor in the Letter of Credit, stating that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit in accordance with this Article Fifteen.

                 After the Letter of Credit has been delivered to, and accepted by, the Trustee, within ten Business Days of the end of each of the Finance Company's fiscal quarters, the Finance Company shall deliver to the Trustee an Officers' Certificate of the Finance Company stating that the Bank has not ceased to be an Eligible Bank, and further stating that, as to each Officer signing such certificate, that to the best of his or her knowledge, during the preceding fiscal quarter, the Bank has not ceased to be an Eligible Bank. If the Bank has ceased to be an Eligible Bank, such certificate shall notify the Trustee of such event. Within ten Business Days of the last day of the Finance Company's fiscal-quarter in which the Bank ceases to be an Eligible Bank, the Finance Company shall deliver written notice of such event to the Trustee, and, upon such delivery (or, if earlier, upon receipt by the Trustee of written notice from a Holder or Holders that the Bank has ceased to be an Eligible Bank, the Trustee to give prompt written notice thereof to the Finance Company), the Company, Operating Company or Finance Company may cause the issuance and delivery to the Trustee of a new Letter of Credit within ten Business Days of notice to the Trustee that the Bank has ceased to be an Eligible Bank. In the event that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit within ten Business Days after such notice, then the Trustee shall deliver, within five Business Days after the expiration of such ten Business Day period, written notice to the Bank, at the Bank's office specified therefor in the Letter of Credit, stating that the Bank has ceased to be an Eligible Bank and that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit in accordance with this Article Fifteen.

                 The Trustee shall notify the Holders in writing of the occurrence of an Event of Payment. Upon delivery to the Trustee of any new Letter of Credit as provided herein, the Trustee shall surrender to the Finance Company the then outstanding Letter of Credit.

                 Section 1504.  EVENTS OF PAYMENT.

                 The following events shall be "Events of Payment" under the Letter of Credit: (i) written notice is delivered to the Bank by the Trustee stating that an

Event of Default has occurred and is continuing under this Indenture; or (ii) written notice is delivered to the Bank by the Trustee, along with the Bank's written notice of termination of the Letter of Credit, stating that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit in accordance with this Article Fifteen; or (iii) written notice is delivered to the Bank by the Trustee stating that the Trustee has received notice that the Bank has ceased to be an Eligible Bank and that none of the Company, the Operating Company or the Finance Company has caused the issuance and delivery of a new Letter of Credit in accordance with this Article Fifteen.

                 Upon the occurrence of an Event of Payment, the Trustee shall demand payment under the Letter of Credit from the Bank.

                 Section 1505.  APPLICATION OF PROCEEDS.

 The proceeds of the Letter of Credit, if any, shall be applied by the Trustee.

                 First: only after an acceleration pursuant to Section 502, to the Trustee for amounts due under Section 606;

                 Second: to the Trustee to be deposited in the Collateral Account, less any Pro Rata Share to be paid over for the benefit of the holders of Pari Passu Mortgages to the extent that the Dennis Hotel was subject to one or more Pari Passu Mortgages.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and arrested, all as of the day and year first above written.

                               BALLY'S PARK PLACE
                                 FUNDING, INC.


                                                 By: /s/ Joseph D'Amato
                                                     Title: Vice President and
                                                               Treasurer
Attest:/s/ Dennis P. Venuti
             Title: Secretary

                                                 BALLY'S PARK PLACE, INC., a
                                                   Delaware corporation


                                                By:/s/ Joseph D'Amato

Attest:/s/ Dennis P. Venuti
             Title: Secretary

                                                 BALLY'S PARK PLACE, INC., a
                                                   New Jersey corporation


                                                 By:/s/ Joseph D'Amato

Attest:/s/ Dennis P. Venuti
             Title: Secretary

                                                BALLY'S PARK PLACE
                                                  REALTY CO.


                                                By:/s/ Joseph D'Amato

Attest:/s/ Dennis P. Venuti
             Title: Secretary

                                                FIRST BANK NATIONAL ASSOCIATION


                                                By:/s/ Scott Strodthoff

Attest:/s/ Frank P. Leslie III
             Title: Assistant Secretary

STATE OF NEW YORK )
                  ss.:
COUNTY OF NEW YORK)


                 On the 8th day of March, 1994, before me personally came Joseph D'Amato, to me known, who, being by me duly sworn, did depose and say that he resides at 519 Forrestbrook Drive, Absecon, New Jersey 08201, that he is Vice President and Treasurer of BALLY'S PARK PLACE FUNDING, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                   (NOTARIAL
                                                                       SEAL)



                                                /s/ Karen Dixon
                                                --------------------
                                                Karen Dixon
                                                Notary Public, State of New York
                                                No. 60-5003100
                                                Qualified in Westchester County
                                                Commission Expires Oct. 13, 1994

STATE OF NEW YORK )
                  ss.:
COUNTY OF NEW YORK)


                 On the 8th day of March, 1994, before me personally came Joseph D'Amato, to me known, who, being by me duly sworn, did depose and say that he resides at 519 Forrestbrook Drive, Absecon, New Jersey 08201, that he is Vice President and Treasurer of BALLY'S PARK PLACE, INC., a Delaware corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                       (NOTARIAL
                                                                           SEAL)



                                                /s/ Karen Dixon
                                                --------------------------
                                                Karen Dixon
                                                Notary public, State of New York
                                                No. 60-5003100
                                                Qualified in Westchester County
                                                Commission Expires Oct. 13,1994

STATE OF NEW YORK )
                  ss.:
COUNTY OF NEW YORK)


                 On the 8th day of March, 1994, before me personally came Joseph D'Amato, to me known, who, being by me duly sworn, did depose and say that he resides at 519 Forrestbrook Drive, Absecon, New Jersey 08201, that he is Vice President and Treasurer of BALLY'S PARK PLACE, INC., a New Jersey corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                       (NOTARIAL
                                                                           SEAL)



                                                /s/ Karen Dixon
                                                ----------------------
                                                Karen Dixon
                                                Notary Public, State of New York
                                                No. 60-5003100
                                                Qualified in Westchester County
                                                Commission Expires Oct.13, 1994

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)


                 On the 8th day of March, 1994, before me personally came Joseph D'Amato, to me known, who, being by me duly sworn, did depose and say that he resides at 519 Forrestbrook Drive, Absecon, New Jersey 08201, that he is Vice President and Treasurer of BALLY'S PARK PLACE REALTY CO., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                       (NOTARIAL
                                                                           SEAL)



                                                /s/ Karen Dixon
                                                --------------------
                                                Karen Dixon
                                                Notary Public, State of New York
                                                No. 60-50033100
                                                Qualified in Westchester County
                                                Commission Expires Oct. 13, 1994

STATE OF MINNESOTA )
                   ss.:
COUNTY OF RAMSEY


                 On the 8th day of March, 1994, before me personally came Scott Strodthoff, to me known, who, being by me duly sworn, did depose and say that he resides at St. Paul, Minnesota, that he is Assistant Vice President of FIRST BANK NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                       (NOTARIAL
                                                                           SEAL)



                                        /s/ Mary K. Reber
                                        -------------------------
                                        Mary K. Reber
                                        Notary Public - Minnesota
                                        Ramsey County
                                        My Commission Expires Feb. 10, 1998